                                                                     Exhibit 2.1

02/17/97 SUBSTITUTION COPY OF 02/14/97 EXECUTION DRAFT



                           ASSET PURCHASE AGREEMENT



                                 By and Among



                           CURRENT TECHNOLOGY, INC.,

                               SUMMATRONIX, INC.

                                      and

                             BUFFTON CORPORATION,



                                      and



                          CTI ACQUISITION CORPORATION

                                      and

                              DANAHER CORPORATION



                         Dated as of February 14, 1997

                               TABLE OF CONTENTS

TABLE OF CONTENTS.......................................................   i

TABLE OF SCHEDULES AND EXHIBITS.........................................  iv

TABLE OF DEFINED TERMS..................................................   v

ARTICLE I.  PURCHASE AND SALE OF ASSETS.................................   1

  1.1   Purchase and Sale of Assets.....................................   1
        ---------------------------
        (a)  Prepaid Items..............................................   1
             -------------
        (b)  Inventory..................................................   2
             ---------
        (c)  Accounts Receivable........................................   2
             -------------------
        (d)  Tangible Personal Property.................................   2
             --------------------------
        (e)  Books, Records and Written Materials.......................   2
             ------------------------------------
        (f)  Catalogs and Advertising Materials.........................   2
             ----------------------------------
        (g)  Intellectual Property Rights...............................   2
             ----------------------------
        (h)  Contracts..................................................   2
             ---------
        (i)  Permits and Approvals......................................   3
             ---------------------
        (j)  Lease......................................................   3
             -----
        (k)  Other Assets...............................................   3
             ------------
  1.2   Retained Assets.................................................   3
        ---------------
        (a)  Corporate Records..........................................   3
             -----------------
        (b)  CTI Rights under This Agreement............................   3
             -------------------------------
        (c)  Prepaid Taxes and Tax Refunds..............................   3
             -----------------------------
        (d)  Employee Plans.............................................   3
             --------------
        (e)  Retained Equipment.........................................   3
             ------------------
        (f)  Cash and Deposits..........................................   3
             -----------------
  1.3   Purchase of Lexus Automobile....................................   3
        ----------------------------

ARTICLE II.  ASSUMPTION OF LIABILITIES..................................   3

  2.1   Assumed Liabilities.............................................   3
        -------------------
        (a)  Accounts Payable...........................................   3
             ----------------
        (b)  Accrued Liabilities........................................   4
             -------------------
        (c)  Contracts..................................................   4
             ---------
        (d)  Lease Liabilities..........................................   4
             -----------------
        (e)  Taxes......................................................   4
             -----
        (f)  Sick Leave.................................................   4
             ----------
  2.2   Retained Liabilities............................................   4
        --------------------
  2.3   Prorations......................................................   4
        ----------

ARTICLE III.  PURCHASE PRICE............................................   4

  3.1   Payment.........................................................   4
        -------
  3.2   Allocation of Purchase Price....................................   5
        ----------------------------

  3.3   Adjustment of Purchase Price....................................   5
        ----------------------------
        (a)  Closing Date Balance Sheet.................................   5
             --------------------------
        (b)  Net Tangible Asset Calculation.............................   5
             ------------------------------
        (c)  Review Period for CDBS.....................................   5
             ----------------------
        (d)  Purchase Price Adjustment..................................   5
             -------------------------
        (e)  Payment of Adjustment......................................   6
             ---------------------
  3.4   Insurance Policy Adjustments....................................   6
        ----------------------------

ARTICLE IV.  CLOSING....................................................   6

  4.1   General.........................................................   6
        -------
  4.2   Documents Delivered by Buffton, Summatronix and CTI.............   6
        ---------------------------------------------------
        (a)  Resolutions................................................   6
             -----------
        (b)  Opinion of Buffton Counsel.................................   6
             --------------------------
        (c)  Assignment and Assumption of Contracts and Liabilities.....   6
             ------------------------------------------------------
        (d)  Bill of Sale...............................................   6
             ------------
        (e)  Required Consents..........................................   6
             -----------------
        (f)  Assignment and Assumption of Irving Lease..................   7
             -----------------------------------------
        (g)  Motor Vehicle Titles.......................................   7
             --------------------
        (h)  Other Documents............................................   7
             ---------------
        (i)  Lien Releases..............................................   7
             -------------
        (j)  Releases of CTI Employees from Secrecy Agreements..........   7
             -------------------------------------------------
  4.3   Documents Delivered by Danaher and Buyer........................   7
        ----------------------------------------
        (a)  Resolutions................................................   7
             -----------
        (b)  Required Consents..........................................   7
             -----------------
        (c)  Assignment and Assumption of Contracts and Liabilities.....   7
             ------------------------------------------------------
        (d)  Assignment and Assumption of Irving Lease..................   7
             -----------------------------------------
        (e)  Opinion of Danaher Counsel.................................   7
             --------------------------
        (f)  Payment of Purchase Price..................................   7
             -------------------------
  4.4   Other Conditions To Closing.....................................   7
        ----------------------------
        (a)  Conditions to Obligations of Each Party....................   7
             ---------------------------------------
        (b)  Conditions to Obligations of Danaher and Buyer.............   8
             ----------------------------------------------
        (c)  Conditions to Obligations of Buffton, Summatronix and CTI..   8
             ---------------------------------------------------------

ARTICLE V.  REPRESENTATIONS AND WARRANTIES..............................   8

  5.1   Representations and Warranties of Buffton, Summatronix and CTI..   8
        --------------------------------------------------------------
        (a)  Organization and Standing; Power and Authority.............   8
             ----------------------------------------------
        (b)  Certificates of Incorporation and By-Laws..................   9
             -----------------------------------------
        (c)  Conflicts; Defaults........................................  10
             -------------------
        (d)  Acquired Assets; Title; Required Consents..................  10
             -----------------------------------------
        (e)  Real Property..............................................  10
             -------------
        (f)  Environmental and Safety Compliance........................  11
             -----------------------------------
        (g)  Irving Lease...............................................  12
             ------------
        (h)  Contracts..................................................  12
             ---------
        (i)  Financial Statements of CTI................................  12
             ---------------------------
        (j)  Liabilities................................................  13
             -----------
        (k)  Accounts Receivable........................................  13
             -------------------
        (l)  Inventories................................................  13
             -----------
        (m)  Pending Litigation.........................................  13
             ------------------

        (n)  Customers and Suppliers....................................  13
             -----------------------
        (o)  Regulatory Compliance......................................  14
             ---------------------
        (p)  Brokers, Finders and Agents................................  14
             ---------------------------
        (q)  Intellectual Property......................................  14
             ---------------------
        (r)  Permits and Licenses.......................................  14
             --------------------
        (s)  Labor Matters..............................................  14
             -------------
        (t)  Employee Plans.............................................  15
             --------------
        (u)  Taxes......................................................  15
             -----
        (v)  Product Warranties.........................................  15
             ------------------
        (w)  Insurance..................................................  15
             ---------
        (x)  Required Consents..........................................  15
             -----------------
        (y)  Buffton SEC Reports........................................  15
             -------------------
        (z)  Financial Statements of Buffton............................  16
             -------------------------------
        (aa) Vote Required..............................................  16
             -------------
        (bb) Board Approval.............................................  16
             --------------
        (cc) Proxy Statement............................................  16
             ---------------
        (dd) Accuracy of Representations................................  16
             ---------------------------
  5.2   Representations and Warranties of Danaher and Buyer.............  16
        ---------------------------------------------------
        (a)  Organization and Standing; Power and Authority.............  16
             ----------------------------------------------
        (b)  Certificates of Incorporation and By-Laws..................  17
             -----------------------------------------
        (c)  Conflicts; Defaults........................................  17
             -------------------
        (d)  Brokers, Finders and Agents................................  18
             ---------------------------
        (e)  Required Consents..........................................  18
             -----------------
        (f)  Pending Litigation.........................................  18
             ------------------
        (g)  Accuracy of Representations................................  18
             ---------------------------

ARTICLE VI. COVENANTS OF CTI AND BUFFTON................................  18

  6.1   Products Liability Insurance....................................  18
        ----------------------------
  6.2   Assertion of Claims.............................................  18
        -------------------
  6.3   Name Change Filings.............................................  18
        -------------------
  6.4   Maintenance of, and Access to, Records..........................  18
        --------------------------------------
  6.5   Cooperation in Litigation.......................................  18
        -------------------------
  6.6   Non-Competition.................................................  18
        ---------------
        (a)  Period and Conduct.........................................  18
             ------------------
        (b)  Proprietary Information....................................  19
             -----------------------
        (c)  Prescribed Territory.......................................  19
             --------------------
        (d)  Remedies...................................................  19
             --------
        (e)  Severability...............................................  19
             ------------
  6.7   Non-Solicitation................................................  19
        ----------------
  6.8   Limitations on Assignability....................................  20
        ----------------------------
  6.9   Pre-Closing Operations of CTI...................................  20
        -----------------------------
        (a)  Mergers and Sales..........................................  20
             -----------------
        (b)  New Commitments............................................  20
             ---------------
        (c)  Compensation Increases.....................................  20
             ----------------------
  6.10  Access to Records and Information...............................  20
        ---------------------------------
  6.11  Other Offers....................................................  21
        ------------
  6.12  Notices of Certain Events.......................................  21
        -------------------------

        (a)  Notice of Third Party that Consent is Required.............  21
             ----------------------------------------------
        (b)  Notice from Governmental Authority.........................  21
             ----------------------------------
        (c)  Legal Proceedings..........................................  21
             -----------------
        (d)  Agreement Default..........................................  21
             -----------------
  6.13  Buffton Stockholders Meeting; Proxy Statement...................  21
        ---------------------------------------------
        (a)  Convene Meeting............................................  21
             ---------------
        (b)  Proxy Statement Filing with SEC............................  21
             -------------------------------
  6.14  HSR Filing......................................................  22
        ----------
  6.15  Reasonable Efforts..............................................  22
        ------------------
  6.16  Guarantee.......................................................  22
        ---------

ARTICLE VII.  COVENANTS  OF DANAHER AND BUYER...........................  22

  7.1   Maintenance of, and Access to, Records..........................  22
        --------------------------------------
  7.2   Cooperation in Litigation.......................................  22
        -------------------------
  7.3   Performance of Product Warranties...............................  23
        ---------------------------------
        (a)  Performance of Work by Buyer...............................  23
             ----------------------------
        (b)  Reimbursement Obligation of CTI............................  23
             -------------------------------
        (c)  Review by CTI of Claims over $2,000........................  23
             -----------------------------------
        (d)  CTI Ultimately Liable......................................  24
             ---------------------
  7.4   Guarantee.......................................................  24
        ---------

ARTICLE VIII.  CERTAIN ADDITIONAL COVENANTS.............................  24

  8.1   Expenses........................................................  24
        --------
  8.2   Bulk Transfer Laws..............................................  24
        ------------------
  8.3   Further Assurances..............................................  24
        ------------------
  8.4   Public Announcements............................................  24
        --------------------

ARTICLE IX.  INDEMNIFICATION............................................  24

  9.1   Indemnification by Buyer........................................  24
        ------------------------
  9.2   Indemnification by CTI..........................................  25
        ----------------------
  9.3   Limitations on CTI's Indemnification............................  25
        ------------------------------------
        (a)  De Minimis Amount..........................................  25
             -----------------
        (b)  Maximum Liability for Other Than Third Party Claims........  25
             ---------------------------------------------------
        (c)  Time Limitation............................................  25
             ---------------
  9.4   Third Party Claims..............................................  25
        ------------------
        (a)  Notification...............................................  25
             ------------
        (b)  Right of Indemnitor To Defend..............................  25
             -----------------------------
        (c)  No Settlement Without Consent of Indemnitor................  26
             -------------------------------------------
        (d)  Rights of Indemnitee if Indemnitor Does Not Defend.........  26
             --------------------------------------------------

ARTICLE X.  MISCELLANEOUS...............................................  26

  10.1  Survival of Representations and Warranties......................  26
        ------------------------------------------
  10.2  Amendments......................................................  26
        ----------
  10.3  Entire Agreement................................................  26
        ----------------
  10.4  Notices.........................................................  26
        -------
  10.5  Counterparts....................................................  27
        ------------
  10.6  Assignment......................................................  27
        ----------
  10.7  Waivers.........................................................  28
        -------

  10.8  Third Parties...................................................  28
        -------------
  10.9  Schedules.......................................................  28
        ---------
  10.10 Headings........................................................  28
        --------
  10.11 Definition of Affiliate.........................................  28
        -----------------------
  10.12 Definition of Knowledge.........................................  28
        -----------------------
  10.13 Governing Law...................................................  28
        -------------

ARTICLE XI  TERMINATION.................................................  28

  11.1  Termination.....................................................  28

        (a)  Mutual Consent.............................................  28
             --------------
        (b)  No Closing By July 31, 1997................................  28
             ---------------------------
        (c)  Failure of a Party To Close................................  28
             ---------------------------
        (d)  Illegality.................................................  29
             ----------
        (e)  No Stockholder Approval....................................  29
             -----------------------
        (f)  Withdrawal of Recommendation by Buffton Board..............  29
             ---------------------------------------------
        (g)  Other Offer................................................  29
             -----------
  11.2  Effect of Termination...........................................  29
        ---------------------
  11.3  Certain Consequences of Failure To Close........................  29
        ----------------------------------------
        (a)  Buyer Failure To Close if No Material CTI Breach...........  29
             ------------------------------------------------
        (b)  CTI Failure To Close after Stockholder Approval............  29
             -----------------------------------------------
        (c)  Termination under 11.1(f) or 11.1(g).......................  29
             ------------------------------------
        (d)  No Approval by Buffton Stockholders;
             ------------------------------------
             Sale Within Two Years......................................  29
             ---------------------
        (e)  Stockholder Meeting Not Held by July 31, 1997;
             ----------------------------------------------
             Sale Within Two Years......................................  30
             ---------------------
        (f)  Buyer Failure To Close if CTI in Breach....................  30
             ---------------------------------------

                        TABLE OF SCHEDULES AND EXHIBITS
                        -------------------------------

NUMBER               SCHEDULE OR EXHIBIT NAME                  WHERE ATTACHED
------               ------------------------                  --------------

Schedule 1.1(b)      Inventory                                 Exhibit Volume
Schedule 1.1(c)      Accounts Receivable                       Exhibit Volume
Schedule 1.1(d)      Tangible Personal Property                Exhibit Volume
Schedule 1.1(g)      Intellectual Property                     This Agreement
Schedule 1.1(h)      Assumed Contracts                         This Agreement
Schedule 1.2(e)      Retained Equipment and Tangible
                        Personal Property                      Exhibit Volume
Schedule 2.1(a)-(b)  Accounts Payable and Accrued Liabilities  Exhibit Volume
Schedule 2.1(f)      Sick Leave Policy                         This Agreement
Schedule 3.2         Allocation of Purchase Price              Exhibit Volume
Schedule 3.3(a)      CDBS Methodologies                        This Agreement
Schedule 3.3(b)      Net Tangible Asset Calculation            This Agreement
Schedule 5.1(d)      Permitted Encumbrances                    This Agreement
Schedule 5.1(e)      Real Estate and Leases                    This Agreement
Schedule 5.1(f)      Environmental and Safety Compliance       This Agreement
Schedule 5.1(h)      Contracts                                 This Agreement
Schedule 5.1(i)(A)   Financial Statements of CTI               This Agreement
Schedule 5.1(i)(B)   Financial Statements - Inconsistencies    This Agreement
Schedule 5.1(j)      Liabilities                               This Agreement
Schedule 5.1(l)      Inventories - Exceptions                  Exhibit Volume
Schedule 5.1(m)      Litigation                                This Agreement
Schedule 5.1(n)      Customer and Supplier - Exceptions        This Agreement
Schedule 5.1(o)      Regulatory Compliance                     This Agreement
Schedule 5.1(q)      Intellectual Property - Exceptions        This Agreement
Schedule 5.1(r)      Permits and Licenses                      This Agreement
Schedule 5.1(t)      Employee Plans                            This Agreement
Schedule 5.1(v)      Product Warranties                        This Agreement
Schedule 5.1(w)      Insurance                                 This Agreement
Schedule 5.1(x)      Required Consents - CTI                   This Agreement
Schedule 6.1         Post-Closing Insurance Coverages          This Agreement

                                   Exhibits
                                   --------

Exhibit 4.2(c)       Assignment and Assumption Agreement       This Agreement
Exhibit 4.2(d)       Bill of Sale and Assignment               This Agreement
Exhibit 4.2(f)       Irving Lease Assignment and Assumption    This Agreement
Exhibit 8.4          Press Release                             This Agreement

                             TABLE OF DEFINED TERMS
                             ----------------------

                                             WHERE DEFINED
            DEFINED TERM                    (SECTION--PAGE)
            ------------                    ---------------
        Accounts Receivable                     1.1(c)--2
        Acquired Assets                            1.1--1
        Affiliate                               10.11--29
        Agreement                                       1
        Assumed Contracts                       1.1(h)--2
        Assumed Liabilities                        2.1--3
        Balance Sheet Date                     5.1(i)--13
        Buffton                                         1
        Buffton Financial Statements           5.1(z)--16
        Buffton SEC Reports                    5.1(y)--16
        Buffton Stockholders Meeting          6.13(a)--22
        Business                                        1
        Buyer                                           1
        CERCLA                              5.1(f)(i)--11
        Chemical Substances               5.1(f)(iii)--11
        Closing                                    4.1--6
        Closing Date                               4.1--6
        Closing Date Balance Sheet              3.3(a)--5
        Code                                   5.1(t)--15
        Company Acquisition Proposal             6.11--21
        Contracts                              5.1(h)--12
        control, controls, controlled           10.11--29
        Danaher                                         1
        Employee Plans                         5.1(t)--15
        Environmental Laws                  5.1(f)(i)--11
        Environmental Matters                      2.2--4
        ERISA                                  5.1(t)--15
        ERISA Affiliate                        5.1(t)--15
        Exchange Act                           5.1(y)--16
        Exhibit Volume                                  1
        Exhibits                                        1
        GAAP                                    3.3(a)--5
        Governmental Authorities                1.1(i)--3
        herein                                  1.1(a)--1
        hereto                                  1.1(a)--1
        HSR                                     4.2(b)--7
        including                               1.1(a)--1
        Indemnified Party                      9.4(a)--26
        Indemnifying Party                     9.4(a)--26
        Inventory                               1.1(b)--2
        Irving Lease                            1.1(j)--3
        Item                                     10.9--29
        knowledge                               10.12--36


        Liens                                      1.1--1
        Losses                                    9.1--25
        9/30/96 Balance Sheet               5.1(i)(i)--13
        1996 Financial Statements           5.1(i)(i)--13
        Permits                                 1.1(i)--3
        Permitted Encumbrances             5.1(d)(ii)--10
        Permitted Liens                        5.1(e)--11
        Person                                  1.1(g)--2
        Products                            6.6(a)(i)--19
        Proxy Statement                       5.1(cc)--17
        Purchase Price                             3.1--5
        Required Consents - CTI                5.1(x)--16
        Retained Assets                            1.2--3
        Retained Liabilities                       2.2--4
        Rogers                                          1
        Schedule                                        1
        SEC                                  4.4(a)(i)--8
        Securities Act                         5.1(y)--16
        Summatronix                                     1
        Tangible Personal Property              1.1(d)--2
        Third Party Claim                      9.4(a)--26
        Unaudited Financial Statements      5.1(i)(i)--13

                           ASSET PURCHASE AGREEMENT
                           ------------------------


 THIS ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of February 12,
                                      ---------
1997, is entered into by and among Current Technology, Inc., a Delaware corporation ("CTI"), Summatronix, Inc., a Delaware corporation ("Summatronix"),
              ---                                                -----------
Buffton Corporation, a Delaware corporation ("Buffton"), CTI Acquisition
                                              -------
Corporation, a Delaware corporation ("Buyer") and Danaher Corporation, a
                                      -----
Delaware corporation ("Danaher").
                       -------


                             W I T N E S S E T H :
                             ---------------------

        WHEREAS, Buffton owns all of the issued and outstanding capital stock of Summatronix, Inc., which owns all of the issued and outstanding capital stock of CTI;

        WHEREAS, CTI is currently engaged in the business of developing, manufacturing, marketing and selling electric and electronic filters, surge suppressers and power distribution systems (the "Business");
                                                 --------

        WHEREAS, CTI desires to sell the Acquired Assets (as defined in Section
                                                                        -------
1.1) to Buyer;
---

        WHEREAS, Buyer desires to purchase and acquire from CTI, upon the terms and subject to the conditions hereinafter set forth, the Acquired Assets, in consideration of the payment of the Purchase Price (as defined in Section 3.1)
                                                                  -----------
and the assumption by Buyer of the Assumed Liabilities (as defined in Section
                                                                      -------
2.1);
---

        WHEREAS, Buyer has entered into an employment agreement with Walter D. Rogers, Jr. ("Rogers"), the President of CTI, dated the date hereof, but
              ------
effective only upon consummation of the acquisition of the Acquired Assets; and

        WHEREAS, as used herein, "Exhibits" refers to Exhibits attached hereto
                                  --------
as of the date of execution of this Agreement, and "Schedules" refers to
                                                    ---------
Schedules attached hereto as of the date of execution of this Agreement, as supplemented pursuant to Section 10.9 or, if so specified herein, Schedules
                         ------------
attached to a separate Exhibit Volume delivered at Closing with a cover page executed by the parties for identification herewith (the "Exhibit Volume").
                                                          --------------

        NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained and other good and valuable consideration had and received, the parties hereto, on the basis of, and in reliance upon, the representations, warranties, covenants, obligations and agreements set forth herein, and upon the terms and subject to the conditions contained herein, hereby agree as follows:

                    ARTICLE I.  PURCHASE AND SALE OF ASSETS
                    ---------------------------------------

        1.1     Purchase and Sale of Assets.  Upon and subject to the terms and
                ---------------------------
conditions of this Agreement, at the Closing (as defined in Section 4.1), CTI
                                                            -----------
shall sell, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from CTI all of the assets, properties, rights and interests of CTI on the Closing Date, of every kind and description, tangible or intangible and wherever situated (other than the Retained Assets (as described in Section
                                                                   -------
1.2)), free and clear of any and all liens, equities, claims, prior assignments,
---
mortgages, charges, security interests, pledges, restrictions or encumbrances whatsoever (collectively, "Liens"), other than the Permitted Encumbrances (as
                           -----
defined in Section 5.1(d)) (such assets, properties, rights and interests being
           --------------
hereinafter collectively called the "Acquired Assets").  Without limiting the
                                     ---------------
generality of the foregoing, the Acquired Assets shall include the following:

                (a)     Prepaid Items. All rights and interests of CTI relating
                        -------------
to prepaid expenses, advance payments, deposits and prepaid items, including (as used throughout this Agreement, "including" means "including, without
                                 ---------
limitation", "herein" means "throughout this Agreement", and "hereto" means "to
                                                              ------
this Agreement"), prepaid interest and deposits with lessors, suppliers, insurance carriers (if and to the extent Buyer succeeds to the interest of CTI under the applicable insurance policy) or utilities;

                                                    CTI ASSET PURCHASE AGREEMENT

                (b)     Inventory. All of CTI's inventories, including all
                        ---------
inventories of products, work-in-process, finished goods, raw materials, supplies, equipment, parts, labels and packaging (including all of CTI's rights and interests in goods in transit, consigned inventory, inventory sold on approval and rental inventory) and all returned products, samples and obsolete and nonsaleable inventory (collectively, "Inventory"), which inventory as of the
                                          ---------
end of the month preceding the Closing Date will be described on Schedule 1.1
                                                                 ------------
(b) - Inventory attached to the Exhibit Volume and will be updated as of the
---------------
Closing Date by a supplement to Schedule 1.1(b) prepared and delivered by CTI at
                                ---------------
the time of delivery of the Closing Date Balance Sheet pursuant to Section 3.3;
                                                                   ------------

                (c)     Accounts Receivable. All of CTI's accounts receivable,
                        -------------------
notes receivable and royalties receivable, any payments received by CTI with respect thereto after the Closing Date, unpaid interest accrued thereon, and any security or collateral relating thereto, including all past due, reserved and written off accounts receivable (collectively, "Accounts Receivable"), which
                                                    -------------------
Accounts Receivable as of a date within one week of the Closing Date will be described on Schedule 1.1(c) - Accounts Receivable attached to the Exhibit
             -------------------------------------
Volume and will be updated as of the Closing Date by a supplement to Schedule 1.1(c) prepared and delivered by CTI within 10 days after the Closing Date;

                (d)     Tangible Personal Property. All of CTI's motor vehicles,
                        --------------------------
machinery, equipment, office furniture, furnishings, molds, jigs, tooling, dies, tools, fixtures, office equipme nt, computer hardware and software, leasehold and other improvements and other tangible personal property, which assets (other than assets whose individual book value is equal to or less than $2,000) as of the end of the month preceding the Closing Date will be described on Schedule
                                                                     --------
1.1(d)- Tangible Personal Property attached to the Exhibit Volume and will be
----------------------------------
updated as of the Closing Date by a supplement to Schedule 1.1(d) prepared and
                                                  ---------------
delivered by CTI at the time of delivery of the Closing Date Balance Sheet pursuant to Section 3.3, but excluding those items described on Schedule
                                                                -------
1.2(f) - Retained Equipment and Tangible Personal Property (collectively
----------------------------------------------------------
"Tangible Personal Property");
 --------------------------

                (e)     Books, Records and Written Materials. All of CTI's
                        ------------------------------------
business records, including all financial books and records, sales order files, purchase order files, engineering order files, warranty and repair files, supplier lists, customer lists, dealer, representative and distributor lists, studies, surveys, analyses, strategies, plans, forms, designs, diagrams, drawings, specifications, technical data, production and quality control records, formulations, and any other information which has been reduced to writing (but excluding the personnel records of any employee who does not consent in writing to the disclosure and transfer of his records to Buyer and excluding those documents detailed in Section 1.2(a));
                                      --------------
                (f)     Catalogs and Advertising Materials. All of CTI's
                        ----------------------------------
promotional and advertising materials, including all catalogs, brochures, videos, plans, manuals, handbooks, and equipment and parts lists;

                (g)     Intellectual Property Rights. Any and all trademarks,
                        ----------------------------
service marks, trade names, copyrights or patents (and any applications for any of the foregoing and rights the rein), together with all claims for damages against Persons by reason of past infringement and the right to sue for and collect such damages, licenses, shop rights, know-how, developments, research data, designs, specifications, technology, test procedures, processes, formulas, confidential information and all other intellectual and intangible property rights, inventions (whether or not patentable), discoveries, business methods and trade secrets owned by CTI or to, or in, which CTI has any right or interest whatsoever, including CTI's interest in the intellectual and intangible property rights described on Schedule 1.1(g) - Intellectual Property and including any
                    ---------------------------------------
trademarks, service marks, copyrights or patents used by CTI in the Business which are registered in the name of Buffton or a subsidiary of Buffton on the date of execution of this Agreement (as used herein, "Person" means a
                                                      ------
corporation, limited liability company, association, partnership, organization, trust, joint venture or other legal entity, an individual or a Governmental Authority);

                (h)     Contracts. All rights and benefits of CTI in, to or
                        ---------
under any licenses, contracts, agreements, commitments and undertakings, whether oral or written, (including unfi lled customer orders) to which CTI is a party or by which any of the Acquired Assets are bound, including the contracts and agreements which are identified on Schedule 1.1(h) - Assumed Contracts
                                   -----------------------------------
(together, the "Assumed Contracts");

                                                    CTI ASSET PURCHASE AGREEMENT
                                                                          PAGE 2

                (i)     Permits and Approvals. All licenses, permits, approvals,
                        ---------------------
variances, waivers or consents (collectively, "Permits") issued to CTI by any
                                               -------
foreign, United States, state or local governmental entity or municipality or subdivision thereof or any authority, department, commission, board, bureau, agency, court or instrumentality (collectively, "Governmental Authorities"), to
                                                 ------------------------
the extent transferable to Buyer;

                (j)     Lease. All of CTI's right, title and interest under that
                        -----
certain Standard Commercial Lease, dated June 1, 1995, between Bradford Management Company of Dallas, Inc. (as agent for the owner) and CTI (the "Irving
                                                                          ------
Lease"); and
-----
                (k)     Other Assets. Excluding the Retained Assets described in
                        ------------
Section 1.2, all of the other properties, assets, rights and interests of every kind and description, wherever lo cated, of CTI including such assets, properties, rights and interests as are reflected on the Closing Date Balance Sheet or which are owned by CTI on the Closing Date.

        1.2     Retained Assets. Notwithstanding any other provision of this
                ---------------
Agreement, CTI shall retain, and the Acquired Assets shall not include, any of the following assets of CTI (such assets being collectively referred to hereinafter as the "Retained Assets"):
                    ---------------

                (a)     Corporate Records. CTI's corporate books and records,
                        -----------------
including stock certificates, treasury stock, stock transfer records, corporate seals and minute books, and CTI's tax returns and tax supporting information, any final or draft documents, correspondence or memoranda related to prior contemplated sales of the assets of CTI, records constituting privileged and confidential attorney-client communications or work product related hereto and the transactions contemplated hereby, and the personnel records of any employee who does not consent in writing to the disclosure and transfer of his records to Buyer;

                (b)     CTI Rights under this Agreement. All rights of CTI under
                        -------------------------------
this Agreement;

                (c)     Prepaid Taxes and Tax Refunds. Prepaid foreign, federal,
                        -----------------------------
state or local taxes and any righ ts of CTI to any tax refunds or carrybacks;

                (d)     Employee Plans. All rights and benefits in and under the
                        --------------
Employee Plans (as hereinafter de fined);

                (e)     Retained Equipment. All equipment and tangible personal
                        ------------------
property described on Schedule 1. 2(e) - Retained Equipment and Tangible
                      --------------------------------------------------
Personal Property and all tangible personal property owned by CTI employees,
-----------------
wherever located; and

                (f)     Cash and Deposits. Short and long-term deposits in banks
                        -----------------
and other institutions or funds, marketable securities, cash and cash equivalents.


        1.3     Purchase of Lexus Automobile. At Closing, Buyer shall purchase
                ----------------------------
from Buffton, and Buffton shall sell, the 1997 Lexus ES 300 owned by Buffton and used by Rogers for a purchase price equal to Buffton's cost ($37,544.30) less depreciation through the Closing Date.

                    ARTICLE II.  ASSUMPTION OF LIABILITIES
                    --------------------------------------

        2.1     Assumed Liabilities. On the terms and subject to the conditions
                -------------------
set forth in the Assignment and Assumption Agreement attached hereto as Exhibit
                                                                        -------
4.2(c), at the Closing, Buyer shall assume the following liabilities and
------
obligations of CTI (collectively referred to hereinafter as the "Assumed
                                                                 -------
Liabilities"):
-----------

                (a)     Accounts Payable. All of CTI's trade and other accounts
                        ----------------
payable reflected on the Closing Date Balance Sheet, including the accounts payable shown on Schedule 2.1(a)-(b) - Accounts Payable and Accrued Liabilities
                 --------------------------------------------------------------
to the Exhibit Volume as of the end of the month preceding the Closing Date and updated as of the Closing Date by a supplement

                                                    CTI ASSET PURCHASE AGREEMENT
to Schedule 2.1(a) delivered at the time of delivery of the Closing Date Balance
   ---------------
Sheet, but only up to the amount reflected on the Closing Date Balance Sheet;

                (b)     Accrued Liabilities. Liabilities, if any, of the
                        -------------------
following types (but only up to the amount reflected on the Closing Date Balance Sheet): accrued representatives' commiss ions, accrued travel expenses, accrued real and personal property taxes, accrued sales and use taxes, accrued vacation pay and accrued sales "spiff" expenses, accrued sales presentations and accrued miscellaneous (including the accrued liabilities shown on Schedule 2.1(a)-(b) -
                                                          ---------------------
Accounts Payable and Accrued Liabilities to the Exhibit Volume as of the end of
----------------------------------------
the month preceding the Closing Date and updated as of the Closing Date by a supplement to Schedule 2.1(b) delivered at the time of delivery of the Closing
              ---------------
Date Balance Sheet) (but excluding all other accrued expenses, including accrued bonuses and other incentive compensation, accrued franchise and income taxes, accrued interest, accrued salary and wages, accrued payroll taxes and accrued employee withholding tax obligations);

                (c)     Contracts. All liabilities and obligations of CTI
                        ---------
arising under the Assumed Contracts which are to be performed after the Closing, provided, however, that Buyer shal l not assume or be responsible for any such
-----------------
liabilities or obligations which arise from defaults thereunder or breaches thereof by CTI prior to the Closing Date (whether a claim for any such default or breach is made before or after the Closing);

                (d)     Lease Liabilities. All liabilities and obligations of
                        -----------------
CTI under the Irving Lease for time periods after the Closing Date and any liability or obligation of CTI under the Irving Lease for time periods prior to the Closing Date if and to the extent reflected on the Closing Date Balance Sheet, provided, however, that Buyer shall not assume or be responsible for any
       -----------------
such liabilities or obligations which arise from defaults thereunder or breaches thereof by CTI prior to the Closing Date or for any Environmental Matters (as defined in Section 2.2) related in any way to the Irving Lease or the leased
           -----------
facility;

                (e)     Taxes. All real and personal property taxes, sales and
                        -----
use taxes attributable to the sale of inventory, payroll taxes and employee withholding tax obligations and othe r taxes relating to Buyer's operation of the Business after the Closing and all real and personal property taxes and sales and use taxes attributable to the sale of inventory relating to the operation of the Business prior to the Closing if and to the extent reflected on the Closing Date Balance Sheet; and

                (f)     Sick Leave. The unused sick leave to which the employees
                        ----------
of CTI who are hired by Buyer are entitled pursuant to the sick leave policy attached hereto as Schedule 2.1(f ) - Sick Leave Policy (which Buffton and CTI
                   ------------------------------------
represent and warrant is the sick leave policy in force and effect at CTI).

        2.2     Retained Liabilities. Except for the Assumed Liabilities, CTI
                --------------------
shall retain all, and Buyer shall have no responsibility for any, of CTI's liabilities and obligations, whether or not relating to the Business or Acquired Assets, whether fixed, contingent or otherwise, and whether known or unknown (collectively referred to hereinafter as the "Retained Liabilities"). Without
                                              --------------------
limiting the foregoing, CTI shall retain all liabilities for environmental matters ("Environmental Matters") arising under Environmental Laws (as that term
          ---------------------
is defined in Section 5.1(f)) in connection with violations, disposal, events,
              --------------
occurrences or releases that occurred prior to the Closing Date.

        2.3     Prorations. Utility charges, real estate and personal property
                ----------
taxes and assessments, both general and special, and similar proratable items which are attributable to the Acquired Assets, shall be apportioned between Buyer and CTI as follows: any item which relates to the period prior to the Closing Date shall, to the extent not accrued on the Closing Date Balance Sheet, be apportioned to and paid by CTI, and any such item which relates to the period on or after the Closing Date, whether or not accrued on the Closing Date Balance Sheet, shall be apportioned to and paid by Buyer.

                         ARTICLE III.  PURCHASE PRICE
                         ----------------------------

        3.1     Payment. In full consideration for the sale, transfer and
                -------
assignment of the Acquired Assets, but subject to adjustment as provided in
Section 3.3, Buyer shall, in additi on to its assumption of the Assumed
-----------
Liabilities, deliver and pay to CTI a cash purchase price of Twenty-Five Million Five Hundred Thousand Dollars ($25,500,000) (the "Purchase Price"),
                                                  --------------

                                                    CTI ASSET PURCHASE AGREEMENT
payable at the Closing by wire transfer in readily available same day funds (or next day funds if the Closing is after 2:00 p.m. EST).

        3.2     Allocation of Purchase Price. The Purchase Price and the Assumed
                ----------------------------
Liabilities represent the amount agreed upon by the parties to be the value of the Acquired Ass ets, it being further agreed that the Purchase Price and the Assumed Liabilities shall be allocated among the Acquired Assets with all of the Purchase Price in excess of the book value of the Acquired Assets reflected on the Closing Date Balance Sheet (as defined in Section 3.3(a)) being allocated to
                                              --------------
goodwill as more specifically set forth on Schedule 3.2 - Allocation of Purchase
                                           -------------------------------------
Price to the Exhibit Volume. Buyer and CTI shall report the purchase and sale of
-----
the Acquired Assets in accordance with the formula set forth on such Schedule for all Federal, state and local tax purposes.

        3.3     Adjustment of Purchase Price.

                (a)     Closing Date Balance Sheet. Within 45 days after the
                        --------------------------
Closing, CTI shall prepare and submit to Buyer a balance sheet which fairly presents the Acquired Assets and the Assumed Liabilities as of the Closing Date (the "Closing Date Balance Sheet"). The Closing Date Balance Sheet shall be
      --------------------------
prepared from the books and records kept by CTI, in accordance with generally accepted accounting principles ("GAAP"), and in a manner consistent with the
                                 ----
year-end financial statements for the previous three years, except that the Closing Date Balance Sheet shall not be prepared in a manner consistent with prior years with respect to the matters disclosed on Schedule 5.1(i)(B) -
                                                     --------------------
Financial Statement -Inconsistencies and will not include assets which are not
------------------------------------
Acquired Assets nor liabilities which are not Assumed Liabilities. Notwithstanding the foregoing, the Closing Date Balance Sheet: (i) shall include reserves for excess, obsolete, non-saleable and non-useable inventories and a reserve for doubtful accounts, all of which shall be determined in the manner described on Schedule 3.3(a) - CDBS Methodologies, and (ii) shall reflect
             ------------------------------------
accruals for sales commissions, sales incentives, sales "spiffs" and accrued vacation, which shall be determined in the manner described on Schedule 3.3(a) - CDBS Methodologies. The statements and provisions of Schedule 3.3(a) - CDBS
                                                     ----------------------
Methodologies are solely for the purposes stated in this Section 3.3 and shall
-------------                                            -----------
not be used in interpreting or determining whether or not a breach has occurred with respect to the representations and warranties contained in Section 5.1
                                                                -----------
other than Section 5.1(l).
           --------------

                (b)     Net Tangible Asset Calculation. On the basis of the
                        ------------------------------
Closing Date Balance Sheet and concurrently with the submission thereof to Buyer, CTI shall prepare a statement of, and certify, the amount of the Net Tangible Assets (calculated in accordance with Schedule 3.3(b) - Net Tangible
                                               ------------------------------
Asset Calculation) as of the Closing Date. Buyer shall make available such
-----------------
books, records and information and such time and assistance from Rogers, Thomas Casbon and such other Buyer employees as CTI and its accounting firm may reasonably request to enable CTI to prepare the Closing Date Balance Sheet provided that such time and assistance does not interfere with Buyer's operation of the Business.

                (c)     Review Period for CDBS. Buyer shall have 30 days from
                        ----------------------
the date of the submission of the Closing Date Balance Sheet (the "Initial Review Period") in which to review the C losing Date Balance Sheet and the Net Tangible Assets calculation, and if, in Buyer's reasonable judgment, the Closing Date Balance Sheet (or the Net Tangible Assets calculation derived therefrom) has not been prepared (or calculated) as required by Sections 3.3(a) and (b),
                                                     -----------------------
Buyer shall have the right to propose any adjustment thereto within the Initial Review Period. Buyer and CTI in good faith shall attempt for 30 days after the expiration of the Initial Review Period (the "Negotiating Period") to agree upon any such proposed adjustments. Any dispute as to the content or preparation of the Closing Date Balance Sheet (or the Net Tangible Assets calculation derived therefrom) which is not resolved by Buyer and CTI during the Negotiating Period shall be submitted for resolution to a partner at the Dallas, Texas office of Ernst & Young (the "Arbitrator"), whose costs shall be divided equally between Buyer and CTI. The submission to the Arbitrator shall be conducted in accordance with rules and procedures proposed by the Arbitrator and agreed to by CTI and Buyer (or failing agreement, by the American Arbitration Association's Commercial Arbitration Rules) and shall be deemed to be an arbitration governed by United States Arbitration Act, 9 U.S.C. Sections 1-16. The final decision of the Arbitrator shall be final and binding on Buyer and CTI.

                (d)     Purchase Price Adjustment. If and to the extent the
                        -------------------------
amount of the Net Tangible Assets is l ess than $2,500,000, CTI shall pay to Buyer an amount equal to such shortfall. If the amount of the Net Tangible Assets is a negative


                                                    CTI ASSET PURCHASE AGREEMENT
amount, CTI shall pay Buyer a sum in cash equal to $2,500,000 plus the absolute value of such negative amount. If and to the extent the amount of the Net Tangible Assets exceeds $2,500,000, Buyer shall pay to CTI an amount equal to such excess.

                (e)     Payment of Adjustment. All payments required to be made
                        ---------------------
hereunder shall be made within 5 days after the later of (i) the expiration of the Initial Review Period, (ii) the date on which the parties agree on any adjustment proposed by CTI during the Initial Review Period, or (iii) the date on which the final decision of the Arbitrator is rendered. All payments required to be made pursuant to this Section 3.3 shall be made by wire transfer of
                            -----------
readily available, same-day funds, and shall effect an adjustment to the Purchase Price paid by Buyer hereunder. Any payments made after the due date shall bear interest from the due date until the date paid at a rate per annum equal to the daily average prime rate published in the Money Rates section of The Wall Street Journal.

        3.4     Insurance Policy Adjustments. Buyer shall promptly remit to CTI
                ----------------------------
any refunds received by Buyer from insurance carriers with respect to insurance policies maintai ned by CTI, if and to the extent such refunds relate to periods ended prior to the Closing and are not reflected as an asset on the Closing Date Balance Sheet.

                             ARTICLE IV.  CLOSING
                             --------------------

        4.1     General. As used herein, the "Closing" shall mean the time at
                -------
which CTI consummates the sale, assignment, transfer and delivery of the Acquired Assets to Buyer as prov ided herein against payment by Buyer of the Purchase Price and the assumption by Buyer of the Assumed Liabilities. The Closing shall take place at the offices of Fulbright & Jaworski L.L.P. in Dallas, Texas, on the third business day after the later of the date on which the condition precedent stated in Section 4.4(a)(i) is satisfied or the date on
                                  -----------------
which the condition precedent stated in Section 4.4(a)(ii) is satisfied. The
                                        ------------------
date of the Closing is referred to herein as the "Closing Date".
                                                  ------------
        4.2     Documents Delivered by Buffton, Summatronix and CTI. At the
                ---------------------------------------------------
Closing, Buffton, Summatronix and CTI shall deliver to Buyer the following, duly executed by the appropriate parties, subject to satisfaction of the conditions precedent to the obligations of Buffton, Summatronix and CTI stated herein:

                (a)     Resolutions. Certified copies of the resolutions of the
                        -----------
directors and stockholders of CTI, Summatronix and Buffton authorizing and approving this Agreement and all transactions involving Buffton, Summatronix or CTI contemplated hereby, together with incumbency certificates for CTI, Summatronix and Buffton;

                (b)     Opinion of Buffton Counsel. An opinion, dated as of the
                        --------------------------
Closing Date, of Fulbright & Jaworski L.L.P. to Buyer to the effect that the meeting of the stockholders of Buffton was duly noticed and convened and that the consummation of the transactions proposed herein was duly authorized by the stockholders of Buffton at that meeting and as to such other matters of law as are reasonably requested by Buyer which are customary in transactions of the nature contemplated by this Agreement, subject to customary exceptions;

                (c)     Assignment and Assumption of Contracts and Liabilities.
                        ------------------------------------------------------
An Assignment and Assumption Agreement in the form attached hereto as Exhibit
                                                                      -------
4.2(c);
------

                (d)     Bill of Sale. A bill of sale and assignment selling,
                        ------------
transferring and assigning the Acquired Assets to Buyer, free and clear of any and all Liens, in the form attached hereto as Exhibit 4.2(d);
                                              --------------
                (e)     Required Consents. All of the Required Consents (as
                        -----------------
defined in Section 5.1(x)) which are identified on Schedule 5.1(x) - Required
           --------------                          --------------------------
Consents as being necessary for consummating the sale of the Acquired Assets,
--------
including a consent to the assignment of the Texas A&M license described on
Schedule 1.1(h) (provided that consents for the assignment of contracts with
---------------
departments and agencies of the United States government which cannot be legally obtained until after the Closing, contracts terminable without penalty on 30 days or less notice, leases of office equipment, contracts not expressly requiring consent and customer purchase orders need not be obtained but, except for customer purchase orders, shall be disclosed on such Schedule);

                                                    CTI ASSET PURCHASE AGREEMENT

                (f)     Assignment and Assumption of Irving Lease. An Assignment
                        -----------------------------------------
and Assumption of the Irving Lease, in the form attached hereto as Exhibit
                                                                   -------
4.2(f) (which shall include the landlord's consent, if required, and
------
confirmation that all rent that is due and owing has been paid and that the landlord knows of no default under the Irving Lease);

                (g)     Motor Vehicle Titles. Certificates of title for all
                        --------------------
motor vehicles comprising part of the Acquired Assets and appropriate transfer forms duly executed (including those for the Lexus to be sold by Buffton to Buyer);

                (h)     Other Documents. Such other deeds, bills of sale,
                        ---------------
endorsements, assignments, affidavits, and other instruments of sale, assignment, conveyance and transfer, in form and substance reasonably satisfactory to Buyer, CTI and their respective counsel, as are required to effectively vest in Buyer all of CTI's right, title and interest in and to all of the Acquired Assets, free and clear of any and all Liens;

                (i)     Lien Releases. Such releases and termination statements
                        -------------
as are necessary for the termination and release of any and all Liens (other than the Permitted Encumbrances (as defined in Section 5.1(d)) on the Acquired
                                               --------------
Assets; and

                (j)     Releases of CTI Employees from Secrecy Agreements.
                        -------------------------------------------------
Releases from CTI permitting employees of CTI who have signed confidentiality or secrecy agreements with CTI to disclose information to Buyer and Danaher.

        4.3     Documents Delivered by Danaher and Buyer. At the Closing,
                ----------------------------------------
Danaher and Buyer shall deliver to CTI the following, duly executed by the appropriate parties, subject to satisfaction of the conditions precedent to the obligations of Danaher and Buyer stated herein:

                (a)     Resolutions. Certified copies of the resolutions of the
                        -----------
Executive Committee of the board of directors of Danaher and by the board of directors of Buyer authorizing and approving this Agreement and all transactions and other agreements contemplated hereby, together with incumbency certificates for Buyer;

                (b)     Required Consents. Except for any consent which may be
                        -----------------
required by the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended ("HSR"), no consent of any Person is necessary for Danaher or Buyer to perform
  ---
their obligations under this Agreement;

                (c)     Assignment and Assumption of Contracts and Liabilities.
                        ------------------------------------------------------
An Assignment and Assumption Agreement in the form attached hereto as Exhibit
                                                                      -------
4.2(c);
------

                (d)     Assignment and Assumption of Irving Lease. An Assignment
                        -----------------------------------------
and Assumption of the Irving Lease in the form attached hereto as Exhibit
                                                                  -------
4.2(f);
------

                (e)     Opinion of Danaher Counsel. An opinion, dated as of the
                        --------------------------
Closing Date, of Wilmer, Cutler & Pickering, counsel to Buyer and Danaher as to such matters of law as are reasonably requested by Buffton and CTI which are customary in transactions of the nature contemplated by this Agreement, subject to customary exceptions; and

                (f)     Payment of Purchase Price. Payment of the Purchase Price
                        -------------------------
in the manner and the amount set forth in Section 3.1.
                                          -----------

        4.4     Other Conditions to Closing.
                ---------------------------

                (a)     Conditions to Obligations of Each Party. The obligations
                        ---------------------------------------
of Buffton, CTI, Danaher and Buyer to close this Agreement are subject to the satisfaction of the following conditions:

                        (i) definitive proxy materials relating to a meeting of the stockholders of Buffton have been filed with the Securities and Exchange Commission ("SEC") and cleared by the SEC for mailing to Buffton's stockholders,
             ---
and this Agreement has been approved and adopted, by the requisite vote of Buffton's stockholders in accordance with Delaware law and Buffton's Certificate of Incorporation and By-Laws;

                                                    CTI ASSET PURCHASE AGREEMENT

                        (ii) the waiting period under HSR relating hereto has expired or been terminated;

                        (iii) no provision of any applicable domestic law or regulation, and no judgment, injunction, order, or decree of a Governmental Authority that has the effect of making the Closing illegal or otherwise restrains or prohibits the Closing is in effect (each party agreeing to use commercially reasonable efforts, including appeals to higher courts, to have any such judgment, injunction, order, or decree lifted); and

                        (iv) all consents, authorization, orders and approvals of, or filings or registrations with, any Governmental Authority required in connection with the execution, delivery and performance of this Agreement have been obtained or made, except where the failure to obtain or make any such consent, authorization, order, approval, filing or registration is not likely to have, individually or in the aggregate, a material adverse effect on Buffton, CTI or Danaher.

                (b)     Conditions to Obligations of Danaher and Buyer. The
                        ----------------------------------------------
obligations of Danaher and Buyer to close this Agreement are subject to the satisfaction of the following conditions:

                        (i) Buffton, Summatronix and CTI have performed all material obligations to be performed by them under this Agreement at or prior to the Closing, and, subject to and except for disclosures made on the Schedules hereto as of the date of this Agreement, and, except for inaccuracies or omissions which do not individually or in the aggregate have a material adverse effect on CTI, the representations and warranties of Buffton, Summatronix and CTI contained herein are true at and as of the Closing Date as if made at and as of the Closing Date (unless the representation or warranty is made as of a specified date, in which case such representation or warranty will be true as of such date), and Danaher has received a certificate signed by an executive officer and by the chief financial officer (who may be the same person) of Buffton and by the Controller of CTI to the foregoing effect.

                        (ii) There have been no material adverse changes in the business operations, affairs, prospects, properties assets existing and potential liabilities, obligations, profits or condition (financial or otherwise) of CTI, and no changes in the financial condition of Buffton which would have a material adverse effect on Buffton's ability to perform its obligations under this Agreement, since the Balance Sheet Date (as defined in
Section 5.1(i)), and Danaher shall have received a certificate signed on behalf
--------------
of Buffton and CTI dated the Closing Date to such effect.

                (c)     Conditions to the Obligations of Buffton, Summatronix
                        ------------------------------------------------------
and CTI. The obligations of Buffton, Summatronix and CTI to close this Agreement
-------
are subject to the conditions that Danaher and Buyer have performed all material obligations to be performed by them under this Agreement at or prior to the Closing Date, and, except for inaccuracies or omissions which do not individually or in the aggregate have a material adverse effect on Danaher and Buyer, the representations and warranties of Danaher and Buyer contained herein are true at and as of the Closing Date as if made at and as of the Closing Date (unless the representation or warranty is made as of a specified date, in which case such representation or warranty will be true as of such date), and Buffton has received a certificate signed by an officer of the Danaher and Buyer to the foregoing effect.

                  ARTICLE V.  REPRESENTATIONS AND WARRANTIES
                  ------------------------------------------

        5.1     Representations and Warranties of Buffton and CTI. Except for
                -------------------------------------------------
the matters disclosed on a schedule identified by a representation or warranty and attached hereto, Buffton, Summatronix and CTI jointly and severally represent and warrant to Danaher and Buyer that on the date hereof and as of the Closing Date:

                (a)     Organization and Standing; Power and Authority.
                        ----------------------------------------------

                        (i) CTI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to operate the Business, to own or lease the Acquired Assets, to carry on the Business as now being conducted, and to make and perform this Agreement, and the transactions and other agreements and instruments contemplated by this Agreement. CTI has no subsidiary corporations and owns no interest, direct or

                                                    CTI ASSET PURCHASE AGREEMENT
indirect, in any other business enterprise, firm or corporation. CTI is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect upon the Business or the Acquired Assets.

                        (ii) This Agreement, and all other agreements and instruments to be executed and delivered by CTI in connection herewith, when executed and delivered by CTI, shall have been duly executed and delivered by CTI. This Agreement and the transactions and other agreements and instruments contemplated hereby for CTI have been duly approved by the Directors and sole stockholder of CTI, subject to approval by the requisite number of stockholders of Buffton, and constitute, or shall constitute, the valid and binding obligations of CTI, enforceable in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, receivership, moratorium, conservatorship, reorganization or other laws of general application affecting the rights of creditors generally or by general principals of equity ("Debtor Relief Laws").
                       ------------------

                        (iii) Summatronix is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to operate its business, to own or lease its assets, to carry on its business as now being conducted, and to make and perform this Agreement, and the transactions and other agreements and instruments contemplated by this Agreement. Summatronix is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect upon its business or its assets.

                        (iv) This Agreement, and all other agreements and instruments to be executed and delivered by Summatronix in connection herewith, when executed and delivered by Summatronix, shall have been duly executed and delivered by Summatronix. This Agreement and the transactions and other agreements and instruments contemplated hereby for Summatronix have been duly approved by the Directors and sole stockholder of Summatronix, subject to approval by the requisite number of stockholders of Buffton, and constitute, or shall constitute, the valid and binding obligations of Summatronix, enforceable in accordance with their respective terms, except to the extent that enforceability may be limited by Debtor Relief Laws.

                        (v) Buffton is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to make and perform this Agreement, and the transactions and other agreements and instruments contemplated by this Agreement for execution or performance by Buffton or to which Buffton is a party.

                        (vi) This Agreement, and all other agreements and instruments to be executed and delivered by Buffton in connection herewith, when executed and delivered by Buffton, shall have been duly executed and delivered by Buffton. This Agreement and the transactions and other agreements and instruments contemplated hereby have been duly approved by the directors of Buffton, subject to approval by the requisite number of stockholders of Buffton, and constitute the valid and binding obligations of Buffton, enforceable in accordance with their respective terms, except to the extent that enforceability may be limited by Debtor Relief Laws.

                (b)     Certificates of Incorporation and By-Laws.
                        -----------------------------------------

                        (i) The copies of the Certificate of Incorporation and By-Laws of CTI, certified by its Secretary and delivered by CTI to Buyer, are true, correct and complete as of the date of this Agreement and have not been amended or modified in any respect.

                        (ii) The copies of the Certificate of Incorporation and By-Laws of Summatronix, certified by its Secretary and delivered by Summatronix to Buyer, are true, correct and complete as of the date of this Agreement and have not been amended or modified in any respect.

                        (ii) The copies of the Certificate of Incorporation and By-Laws of Buffton, certified by its Secretary and delivered by Buffton to Buyer, are true, correct and complete as of the date of this Agreement and have not been amended or modified in any respect.


                                                    CTI ASSET PURCHASE AGREEMENT

                (c)     Conflicts; Defaults.
                        -------------------

                        (i) Neither the execution and delivery of this Agreement and the other agreements and instruments executed in connection herewith by Buffton, Summatronix or CTI, nor the performance by Buffton, Summatronix or CTI of the transactions contemplated hereby or thereby, (assuming the requisite number of stockholders of Buffton approve the transactions) will
(A) violate, conflict with, or constitute a default under, any of the terms of Buffton's, Summatronix's or CTI's Certificate of Incorporation or By-Laws, or any provisions of, or result in the acceleration of any obligation under, any contract, sales commitment, license, purchase order, security agreement, mortgage, note, deed, lien, lease, agreement, instrument, order, judgment or decree relating to the Business or the Acquired Assets, or by which Buffton, Summatronix, CTI or the Acquired Assets are bound, including the Assumed Contracts, (B) result in the creation or imposition of any Liens in favor of any third person or entity upon any of the Acquired Assets, (C) violate any law, statute, judgment, decree, order, rule or regulation of any Governmental Authority, or (D) constitute an event which, after notice or lapse of time or both, would result in such violation, conflict, default, acceleration, or creation or imposition of Liens.

                        (ii) Buffton, Summatronix and CTI are not, as of the date of this Agreement, in violation of or in default under their respective Certificates of Incorporation or By-Laws, or any provision of any contract, sales commitment, license, purchase order, security agreement, mortgage, note, deed, lien, lease, agreement, instrument, order, judgment or decree relating to the Business or the Acquired Assets, or by which Buffton, Summatronix, CTI or the Acquired Assets is bound other than violations or defaults which will not have a material adverse effect on the Business or the Acquired Assets, including the Assumed Contracts, or in the payment of any of CTI's monetary obligations or debts, and, to the best of Buffton's, Summatronix's and CTI's knowledge, there exists no condition or event which, after notice or lapse of time or both, would result in any such violation or default other than violations or defaults which will not have a material adverse effect on the Business or the Acquired Assets.

                (d)     Acquired Assets; Title; Required Consents.
                        -----------------------------------------

                        (i) The Acquired Assets and the Retained Assets are the only properties and assets owned by CTI. The Acquired Assets being conveyed to Buyer under this Agreement constitute all of the assets necessary to conduct the Business in substantially the same manner as it was conducted by CTI since the Balance Sheet Date. The sale of the tangible assets will be "as is, where is", with no representations or warranties as to condition.

                        (ii) CTI has good and indefeasible title to each item of tangible personal property included in the Acquired Assets and owned by CTI, and CTI has the right to use and, subject to obtaining the Required Consents, to transfer to Buyer each item of tangible personal property included in the Acquired Assets and leased by CTI. All of the Acquired Assets (except for the obligations of performance under the Assumed Contracts) are free and clear of all Liens and claims of any kind or nature whatsoever, except for statutory landlord's lien and the contractual security interest covering the personal property contained in or arising by virtue of the Irving Lease, the Liens set forth on Schedule 5.1(d) - Permitted Encumbrances and the Permitted Liens as
         ----------------------------------------
defined in Section 5.1(e) (collectively, the "Permitted Encumbrances"). Except
           --------------                     ----------------------
as disclosed on Schedule 5.1(d) - Permitted Encumbrances, none of the Acquired
                ----------------------------------------
Assets are other than in the sole possession and under the sole control of CTI. The delivery to Buyer of the instruments of transfer of ownership contemplated by this Agreement will vest good and indefeasible title to the Acquired Assets in Buyer, free and clear of all Liens and claims of any kind or nature whatsoever, except the Permitted Encumbrances.

                        (iii) The sale, transfer and assignment of the Acquired Assets does not require any consents or approvals of any third parties or any Governmental Authority other than the Required Consents (as defined in
Section 5.1(x));
--------------

                (e)     Real Property. CTI does not, and has never owned, any
                        -------------
interest or right in real property (including easements, buildings, structures, fixtures and improvements), other than the interest and rights described on
Schedule 5.1(e) Real Estate and Leases. Each lease or agreement which is
--------------------------------------
identified on such Schedule as being in full force and effect is in full force and effect and is a legal, binding, and enforceable obligations of the parties thereto (subject to the Debtor Relief Laws) and, to the best of CTI's knowledge, no event has occurred which constitutes or, with the giving of notice or passage of time, or both, would constitute a default or breach thereunder. CTI has good and indefeasible title to, and the right to quiet enjoyment of all real


                                                    CTI ASSET PURCHASE AGREEMENT
property subject to, the leaseholds described in such Schedule for the full term of such lease and any renewal option related thereto, free and clear of all Liens except (i) liens for taxes and assessments or governmental charges or levies not yet due and payable, (ii) liens of any lender or other creditor of the landlord, and (iii) liens and encumbrances incidental to the conduct of the Business which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and which do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of the Business (collectively, "Permitted Liens"), and,
                                                         ---------------
to CTI's knowledge (without reviewing a title report or doing any other due diligence), no leasehold or other interest of CTI in such real property is subject or subordinate to any Lien (except Permitted Liens). Neither the whole nor any portion of any real property leased or occupied by CTI has been condemned, requisitioned or otherwise taken by any Governmental Authority, and, to CTI's knowledge, no such condemnation, requisition or taking is threatened or contemplated.

                (f)     Environmental and Safety Compliance. Except as disclosed
                        -----------------------------------
on Schedule 5.1(f) - Environmental and Safety Compliance:
   -----------------------------------------------------

                        (i) Neither (A) the operation of the Business by CTI or agents under the direction and control of CTI, (B) the ownership, use or operation of the Acquired Assets by CTI or agents under the direction and control of CTI, nor (C) the manufacture or sale by CTI or agents under the direction and control of CTI of the processes, results or products of CTI, has violated or violates any foreign, federal, state or local statute, law, common law, rule, regulation, ordinance or order relating to air, water or noise pollution, employee health and safety, or the production, storage, labeling, transportation or disposition of waste or hazardous or toxic substances, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Toxic Substances Control Act of 1976, as
                          ------
amended, the Resource Conservation Recovery Act of 1976, as amended, the Clean Air Act, as amended, the Federal Water Pollution Control Act, as amended, or the Occupational Safety and Health Act of 1970 (collectively, the "Environmental
                                                               -------------
Laws"), and CTI has not received notice of any violation of any of the
----
Environmental Laws.

                        (ii) CTI has timely obtained all licenses and permits and timely filed all reports required to be filed under the Environmental Laws.

                        (iii) CTI has not, and, to the best of the knowledge of Rogers, no other person has, stored any chemical substances, including any "Hazardous Substances", "Pollutants" or "Contaminants" (as such terms are defined in CERCLA), or petroleum (including crude oil or any fraction thereof), all of which are collectively referred to as "Chemical Substances", on, beneath
                                              -------------------
or about any of the properties owned, leased or used by CTI, except for inventories of such Chemical Substances to be used, and wastes generated therefrom, in the ordinary course of the business of CTI (which inventories and wastes, if any, were stored and disposed of in compliance with the Environmental Laws, including storage so that there was no release of any Chemical Substance to the environment which violated, or created any liability or obligation under, the Environmental Laws).

                        (iv) CTI has not, and, to the best of the knowledge of Rogers, no other person has, buried, dumped or otherwise disposed of, or permitted the intentional or accidental release of, any Chemical Substances, including any Hazardous Substances, Pollutants or Contaminants on, beneath or about any property ever owned, leased or used by CTI.

                        (v) CTI has not received any notice from any Governmental Authority or private or public entity advising CTI that it is potentially responsible for response costs with respect to a release or threatened release of Hazardous Substances, Pollutants or Contaminants.

                        (vi) CTI has not, and to the best of the knowledge of Rogers, no other Person has installed, used, owned or operated any underground storage tank on or beneath any property ever owned, used or leased by CTI.

                        (vii) There are no polychorinated biphenyls, asbestos-containing materials or radioactive substances on, beneath or about any property ever owned, used or leased by CTI.


                                                    CTI ASSET PURCHASE AGREEMENT

            (viii) No environmental approvals, clearances or consents are required under applicable law from any entity or authority in order for the parties to consummate the transactions contemplated by this Agreement or for Buyer to transact the business of CTI after the Closing Date.

            (ix) CTI has disclosed, prior to the date of this Agreement, its waste practices, its use of Chemical Substances and all potentially material environmental matters and, and, to the best of the knowledge of Rogers, has disclosed all reports, assessments, remedial action plans or other similar documents relating to the environmental condition, whether or not material, of CTI's properties and operations.

       (g)  Irving Lease.  The Irving Lease has not been modified, altered,
            ------------
terminated or revoked, and is in full force and effect. CTI, as the present tenant under the Irving Lease, is not in default under, or in breach of, any of the terms of the Irving Lease. CTI knows of no existing fact or condition which could give rise to any such breach or default, or any claim against CTI, under the Irving Lease. To the best of CTI's knowledge, Bradford Management Company of Dallas, Inc. (as agent for the owner), as present lessor under the Irving Lease, is not in default thereunder, or in breach thereof, and CTI knows of no existing fact or condition which could give rise to any such breach or default, or any claim against the lessor under the Irving Lease.

       (h)  Contracts.  Schedule 5.1(h) - Contracts contains a complete list or
            ---------   ---------------------------
description of (a) all licenses, contracts, agreements, commitments and undertakings (whether written or oral) relating to CTI or the Business, or to which CTI is a party or the Acquired Assets are bound, which create an obligation of more than $2,000, (b) each loan or credit agreement, security agreement, guaranty, indenture, mortgage, pledge, conditional sale or title retention agreement, equipment obligation, lease purchase agreement or other instrument evidencing indebtedness relating to CTI or the Business, or to which CTI is a party, (c) each contract, agreement, commitment or undertaking (whether written or oral) whether or not fully performed, between CTI and any Affiliate, officer, director, consultant or other employee of CTI which creates an obligation of more than $2,000, and (d) all distributor agreements, manufacturers' representatives or agents agreements, selling agents agreements and other agreements (whether written or oral) pursuant to which CTI sells or distributes its products regardless of the size or term of such agreements, (collectively, "Contracts").
                ---------

       Except as disclosed on Schedule 5.1(h) - Contracts, each of the Contracts
                              ---------------------------
is in full force and effect, and is a legal, binding and enforceable obligation of or against the parties thereto, subject to the Debtor Relief Laws. Neither CTI nor, to the best of CTI's knowledge, any other party to any Contract is currently in breach or has improperly terminated any such Contract, or is in default under any Contract by which it is bound, and there exists no condition or event which, to the best of CTI's knowledge, after notice or lapse of time or both, would constitute any such breach, termination or default. CTI has delivered to Buyer true, correct and complete copies of each written Contract, an accurate and complete description of each oral Contract, and all modifications and amendments thereto.

       (i)  Financial Statements of CTI.
            ---------------------------

            (i)   Attached hereto as Schedule 5.1(i)(A) - Financial Statements
                                    -----------------------------------------
are (I) the balance sheet of CTI (the "9/30/96 Balance Sheet") as of September
                                               -------------
30, 1996 (the "Balance Sheet Date"), and statements of income and changes in
               ------------------
financial position for the fiscal year ended September 30, 1996, together with the footnotes thereto and the unqualified opinion of Price Waterhouse (the "1996
                                                                            ----
Financial Statements"), and (II) the unaudited balance sheets of CTI as of
--------------------
September 30, 1994, September 30, 1995 and December 31, 1996 and the unaudited statements of income for the fiscal years ended September 30, 1994 and September 30, 1995 and the three months ended December 31, 1996 (the "Unaudited Financial
                                                            -------------------
Statements"). Except as described on Schedule 5.1(i)(B) - Financial Statements-
----------                           ------------------------------------------
Inconsistencies, (III) the 1996 Financial Statements were prepared from the
---------------
books and records kept by CTI, in accordance with GAAP, in a manner consistent with the financial statements for the prior two fiscal years, and present fairly in all material respects the financial position of CTI as of September 30, 1996 and the results of its operations for the fiscal year ended September 30, 1996, and (IV) the Unaudited Financial Statements were prepared from the books and records kept by CTI, in accordance with GAAP (except for lack of footnotes and year-end audit adjustments) in all material respects, in a manner consistent with the financial statements for the prior fiscal year with respect to the September 30, 1995 financial statements and with the 1996 Financial Statements with respect to the financial statements for the three months ended December 31, 1996, and present fairly in all material respects the financial position of CTI as of September

                                                    CTI ASSET PURCHASE AGREEMENT

30, 1994, September 30, 1995 and December 31, 1996 and the results of its operations for the fiscal year or quarter, as the case may be, ended on such dates.

            (ii)  Except as disclosed on Schedule 5.1(i)(A) - Financial
                                        ------------------------------
Statements or Schedule 5.1(i)(B) -Financial Statements - Inconsistencies, CTI's
----------    ----------------------------------------------------------
inventories are reflected on the 9/30/96 Balance Sheet at the lower of average cost or market with write-offs, write-downs or reserves providing for damaged, excess or obsolete items in accordance with the historical inventory policy and practices of CTI. The work-in-process and finished goods inventories reflected on the 9/30/96 Balance Sheet include capitalized overhead determined in accordance with the historical inventory policy and practices of CTI.

            (iii) The 1996 Financial Statements were consolidated into the consolidated financial statements of Buffton filed with the Securities and Exchange Commission without adjustment (other than consolidation entries reflecting CTI equity elimination).

       (j)  Liabilities.  Except as disclosed on Schedule 5.1(j) - Liabilities,
            -----------                          -----------------------------
CTI has no liabilities or obligations (in excess of $5,000 individually or $25,000 in the aggregate) of any nature whatsoever, whether absolute, accrued, contingent or otherwise, except for those (i) reflected or reserved on the 9/30/96 Balance Sheet, (ii) incurred or accrued since the Balance Sheet Date in transactions involving the purchase or sale of goods and services in the ordinary course of business, and consistent with the representations, warranties, covenants, obligations and agreements contained herein, or (iii) under the Contracts (exclusive of any liabilities or obligations which arise from defaults thereunder or breaches thereof prior to the Closing). To the best of CTI's knowledge, there exists no event or circumstance which, after notice or lapse of time or both, might create any other obligations or liabilities of CTI.

       (k)  Accounts Receivable.  All Accounts Receivable reflected on the
            -------------------
Closing Date Balance Sheet are collectible in full as of the Closing Date.

       (l)  Inventories.  Except as disclosed on Schedule 5.1(l) - Inventories -
            -----------                          -------------------------------
Exceptions to the Exhibit Volume or as otherwise provided for on the 9/30/96
----------
Balance Sheet (or the Closing Date Balance Sheet), all of CTI's inventories reflected on the 9/30/96 Balance Sheet (or the Closing Date Balance Sheet) are usable or salable in the ordinary and normal course of business, and there are no obsolete items which are included in the value of the inventory shown on the 9/30/96 Balance Sheet (or the Closing Date Balance Sheet). Except as described on Schedule 5.1(l) - Inventories - Exceptions or as otherwise provided for on
   ------------------------------------------
the Balance Sheet (or the Closing Date Balance Sheet), the value at which CTI's inventories are carried reflects the lower of average cost or market and reflects write-offs, write-downs or reserves for damaged, excess or obsolete items in accordance with the historical inventory policy and practices of CTI. The work-in-process and finished goods inventories reflected on the 9/30/96 Balance Sheet includes capitalized overhead determined in accordance with the historical inventory policy and practices of CTI.

       (m)  Pending Litigation.  Except as disclosed on Schedule 5.1(m) -
            ------------------                          -----------------
Litigation, (i) no litigation, action, suit, or proceeding is pending (or, to
----------
the best of Buffton's or CTI's knowledge no litigation, action, suit or proceeding is threatened) before any Governmental Authority or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge which would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of Buyer to own the Acquired Assets and to operate the Business, (ii) no written notice of the initiation of any such action, suit or proceeding has been received and (iii) there are no judgments, orders, injunctions, decrees, stipulations or awards against CTI or the Business or the Acquired Assets.

       (n)  Customers and Suppliers.  To the best of the knowledge of Rogers,
            -----------------------
since the Balance Sheet Date, except as shown on Schedule 5.1(n) - Customer and
                                                 ------------------------------
Supplier - Exceptions, no substantial customer or supplier has: (i) stopped, or
---------------------
indicated an intention to stop, trading with or supplying CTI, (ii) reduced, or indicated an intention to reduce, substantially its trading with or provision of goods or services to CTI, or (iii) changed, or indicated an intention to change, materially the terms and conditions on which it is prepared to trade with or supply CTI. To the best of the knowledge of Rogers, except as shown on Schedule
                                                                        --------
5.1(n) - Customer and Supplier - Exceptions, no substantial customer or supplier
-------------------------------------------
is likely, as a result of the transactions contemplated by this Agreement, to:
(i) not trade with or supply Buyer, (ii) reduce substantially its trading with or provision of goods or services to Buyer, or (iii) change the terms and conditions on which it is prepared to trade with or supply Buyer, as

                                                    CTI ASSET PURCHASE AGREEMENT
compared to CTI.  Except as shown on Schedule 5.1(n) - Customer and Supplier
                                     ---------------------------------------
Exceptions, CTI has no knowledge of any facts, conditions or events which might
----------
give rise to a claim by CTI against any of its customers or suppliers or any material claim by a customer or supplier against CTI.

       (o)  Regulatory Compliance.  Except as described on Schedule 5.1(o) -
            ---------------------                          -----------------
Regulatory Compliance, the Business has been conducted, and the Acquired Assets
---------------------
have been owned, used, operated and maintained, in full compliance with all applicable laws, regulations and other requirements of Governmental Authorities. CTI is not now in violation of any applicable laws, regulations or orders of any Governmental Authority, and no material expenditures are or will be required in order to comply with any applicable laws, regulations or orders of any Governmental Authorities.

       (p)  Brokers, Finders and Agents.  CTI is not directly or indirectly
            ---------------------------
obligated to anyone acting as a broker, finder or in any other similar capacity in connection with this Agreement or the transactions contemplated hereby.

       (q)  Intellectual Property.  Schedule 1.1(g) - Intellectual Property sets
            ---------------------   ---------------------------------------
forth a complete and correct list of all patents, patent applications, trademarks, trademark applications, service marks, trade names and copyrights owned by CTI or used in the conduct of Business. True, correct and complete copies of the patents, trademarks, service marks, trade names and copyrights (and all applications for the foregoing) and the designs, specifications, formulas and processes identified on Schedule 1.1(g) - Intellectual Property
                                     ---------------------------------------
have been delivered to Buyer.  Except as set forth in Schedule 5.1(q) -
                                                      -----------------
Intellectual Property -Exceptions, CTI solely owns or has the exclusive right to
---------------------------------
use, free and clear of any payment, restriction or encumbrance, all patents, trademarks, service marks, trade names, copyrights, designs, specifications, formulas and processes owned by CTI or used in the conduct of the Business. Except as set forth in Schedule 5.1(q) - Intellectual Property - Exceptions,
                       ----------------------------------------------------
there is no claim or demand of any person pertaining to, or any proceedings which are pending or, to the best of CTI's knowledge, threatened, which challenge (i) the exclusive rights of CTI in respect of any patents, trademarks, service marks, trade names or copyrights used in the conduct of the Business, or
(ii) the rights of CTI in respect of any of the designs, specifications, processes, formulas, confidential information, trade secrets, know-how, technology or other intellectual property used in the conduct of Business. Except as set forth on Schedule 5.1(q) - Intellectual Property - Exceptions, no
                       ----------------------------------------------------
patent, trademark, service mark, trade name, copyright, process, formula, know-how, technology or other intellectual property owned or used by CTI is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any Governmental Authority or, to the best of CTI's knowledge, infringes or is being infringed by others or is used by others (whether or not such use constitutes infringement). Except as set forth on Schedule 5.1(q) - Intellectual Property -
                                      -----------------------------------------
Exceptions, to the best of the knowledge of Rogers, the Business does not
----------
involve employment of any person in a manner which violates any non-competition or non-disclosure agreement which such person entered into in connection with any former employment. Except as set forth in Schedule 5.1(q) - Intellectual
                                               ------------------------------
Property - Exceptions, all statements of fact contained in any application for
---------------------
patents in any country, for trademark registration in any country or copyright registration in any country, that were filed by or on behalf of CTI are true, accurate, and complete in every material respect, and are in material compliance with applicable patent laws, and all pending patent applications, issued patents, pending trademark registration applications and copyright registration applications, and issued trademark and copyright registrations have been duly and properly filed.

       (r)  Permits and Licenses.  Schedule 5.1(r) - Permits and Licenses
            --------------------   --------------------------------------
contains a true, correct and complete list of all permits and licenses issued to CTI or relating to the Business (i) which are currently used by CTI in the operation of the Business, and (ii) which are required to be in full compliance with all applicable laws, regulations and other requirements of Governmental Authorities. Such permits and licenses are all the permits and licenses necessary or required for the operation of the Business as it is currently being operated and are in full force and effect having been duly and validly issued to CTI and properly maintained since issuance.

       (s)  Labor Matters.  Since January 1, 1991, (i) no employee of CTI has
            -------------
been a member of a collective bargaining unit in connection with his employment by CTI and there have been no threatened or contemplated attempts to organize for collective bargaining purposes any of the employees of CTI, (ii) no unfair labor practice complaint or sex, age, disability, gender, race or religious discrimination claim has been made against CTI, (iii) there has been no work stoppage, strike or other concerted action by employees of CTI, and (iv) CTI has complied with all applicable laws, rules, regulations, ordinances, orders, judgments and decrees relating to its employees. To the best knowledge of Rogers, all persons classified by CTI as

                                                    CTI ASSET PURCHASE AGREEMENT
independent contractors do satisfy and have satisfied the requirements of law to be so classified, and CTI has fully and accurately reported their compensation in IRS Form 1099s.

       (t)  Employee Plans.  Except for those disclosed on Schedule 5.1(t) -
            --------------                                 -----------------
Employee Plans (collectively, the "Employee Plans"), CTI neither maintains nor
--------------                     --------------
contributes to any employee pension benefit or welfare (i.e. medical, dental, life insurance and disability) plans as defined in the Employee Retirement Income Security Act of 1974 ("ERISA"), or any other severance, stock option,
                              -----
bonus, retirement, employee benefit, pension, profit-sharing or deferred compensation plans or agreements, nor has CTI or any of its officers or directors taken any action directly or indirectly to obligate CTI to institute any such Employee Plans. CTI and its ERISA Affiliates are in compliance with all laws relating to employee benefits, including ERISA and applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"),
                                                                   ----
except noncompliance, if any, which will not have a material adverse effect on CTI, the Business or the Acquired Assets. Neither CTI nor any ERISA Affiliate maintains or ever maintained any plan subject to Title IV of ERISA. CTI and its ERISA Affiliates have complied with Section 4980B of the Code, except noncompliance, if any, which will not have a material adverse effect on CTI, the Business or the Acquired Assets. "ERISA Affiliate" means any Person that,
                                   ---------------
together with CTI, is or has been a single employer under Section 414 of the Code or Section 4001 of ERISA.

       (u)  Taxes.  CTI has prepared in good faith and filed or caused to be
            -----
filed (or obtained valid extensions for) all tax returns and reports relating to the Business or Acquired Assets and required to be filed by it with any Governmental Authority. All taxes reported as owed on such returns and reports, and all claims, demands, assessments, judgments, costs and expenses connected therewith which are due and payable, have been paid in full. The 9/30/96 Balance Sheet sets forth adequate accruals and reserves for the payment of all taxes owing, but not paid, as of the date thereof.

       (v)  Product Warranties.  Schedule 5.1(v) - Product Warranties sets forth
            ------------------   ------------------------------------
a description of all the product warranties given by CTI in connection with the sale of its products. Except as described on Schedule 5.1(v) - Product
                                              -------------------------
Warranties, (i) no claims have been made or are threatened under CTI's product
----------
warranties, (ii) to the best of CTI's knowledge, there exists no event or circumstance, which after notice or the passage of time or both, might create or result in liabilities or obligations under CTI's product warranties in excess of the liabilities and obligations incurred by CTI, on average, during the past two years, (iii) there are no statements, citations or decisions by any governmental or regulatory body or any product testing laboratory stating that any CTI product is unsafe or fails to meet any standards promulgated by such governmental or regulatory body or testing laboratory, (iv) to the best of CTI's knowledge, there is no material design, manufacturing or other defect in any model or type of product or product specification of CTI, and, (v) during the past five (5) years, there have not been any mandatory or voluntary product recalls with respect to any CTI products and, to CTI's knowledge, there is no fact relating to any CTI product that may impose a duty on CTI to recall any product or warn customers of a defect in any CTI product.

       (w)  Insurance.  Schedule 5.1(w) - Insurance contains a list of all
            ---------   ---------------------------
insurance policies (specifying the location, insured, insurer, beneficiary of the policy, amount of coverage, type of insurance and policy number) maintained by CTI. CTI has in full force and effect, with all premiums paid thereon, the policies of insurance, or renewals thereof, in the amounts set forth on such Schedule.

       (x)  Required Consents. Except for those consents and approvals described
            -----------------
on Schedule 5.1(x) - Required Consents (the "Required Consents - CTI"), and
   -----------------------------------       -----------------------
except for consents for the assignment of contracts with departments and agencies of the United States government which cannot be legally obtained until after the Closing, contracts terminable without penalty on 30 days or less notice, leases of office equipment, contracts not expressly requiring consent and customer purchase orders, all consents, approvals, authorizations and other requirements prescribed by any law, rule or regulation (but, except for customer purchase orders, such excepted consents shall be disclosed on such Schedule), which must be obtained or satisfied by CTI for the consummation of the transactions contemplated by this Agreement have been obtained and satisfied.

       (y)  Buffton SEC Reports. Since September 30, 1994, Buffton has filed all
            -------------------
forms, reports, statements, and other documents required to be filed by Buffton with the SEC, including (i) all Annual Reports on Form 10-K, (ii) all Quarterly Reports on Form 10-Q, (iii) all proxy statements relating to meetings of stockholders (whether annual or special), (iv) all Current Reports on Form 8-K,
(v) all Solicitation/Recommendation Statements on Schedule 14D-9, and (vi) all other reports, schedules, registration statements, or other documents required to be filed with the SEC (collectively, the "Buffton SEC Reports"), except
                                             -------------------

                                                CTI ASSET PURCHASE AGREEMENT
where the failure to file any such forms, reports, statements, or other documents is not likely to have, individually or in the aggregate, a material adverse effect on the ability of Buffton to perform its obligations hereunder or a material adverse effect on Buffton, CTI or the Acquired Assets. Buffton SEC Reports (x) were prepared in all material respects in accordance with the requirements of the Securities Act of 1933, as amended (the "Securities Act") or
                                                             --------------
the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the
                                                      ------------
case may be, and (y) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

       (z)  Financial Statements of Buffton.  The audited consolidated financial
            -------------------------------
statements and unaudited consolidated interim financial statements (including the related notes and schedules) of Buffton and its consolidated subsidiaries included or incorporated by reference in Buffton SEC Reports (the "Buffton
                                                                   -------
Financial Statements") were prepared in accordance with generally accepted
--------------------
accounting principles applied on consistent basis (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Buffton and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended, subject, in the case of any unaudited interim financial statements, to normal year-end adjustments, none of which is likely to have, individually or in the aggregate, a material adverse effect. Neither Buffton nor any of its subsidiaries has any liabilities, whether or not accrued, contingent or otherwise, that are likely to have, individually or in the aggregate, a material adverse effect on the ability of Buffton to perform its obligations hereunder, other than liabilities disclosed in the Buffton SEC Reports.

       (aa) Vote Required.  The only vote of the holders of any class or series
            -------------
of capital stock of Buffton necessary to approve this Agreement is the affirmative vote of the holders of a majority of the outstanding shares of Buffton common stock.

       (bb) Board Approval.  Buffton hereby represents that its Board of
            --------------
Directors has approved this Agreement and resolved to recommend that Buffton's stockholders vote in favor of this Agreement, except to the extent required in accordance with the fiduciary duties of Buffton's Board of Directors under applicable law, as advised by counsel to Buffton, in connection with a Company Acquisition Proposal (hereinafter defined).

       (cc) Proxy Statement.  As soon as practicable following the date of this
            ---------------
Agreement, Buffton intends to file with the SEC under the Exchange Act, and shall use commercially reasonable efforts to have cleared by the SEC, a proxy statement (Buffton's proxy statement, as amended or supplemented, is referred to as the "Proxy Statement"), with respect hereto. The Proxy Statement shall be
        ---------------
true and correct in all material respects and shall not omit to state any material fact necessary in order to make such information not misleading, in each case, as of the date of the Proxy Statement. The Proxy Statement will comply in all material respects with the Exchange Act and the rules and regulations thereunder. The Proxy Statement will not, at the time the Proxy Statement (or any amendment or supplement thereto) is filed in final form with the SEC or first sent to stockholders, at the time of the Buffton Stockholders Meeting (as defined in Section 6.13) (and the date of any adjournment thereof),
                       ------------
contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is being made by Buffton with respect to any information supplied to Buffton by Danaher or any affiliate of Danaher specifically for inclusion in the Proxy Statement. Prior to the filing or distribution of the Proxy Statement or any other filing with any federal or state agency relating hereto, Buffton shall give Danaher and its counsel an opportunity to review and comment upon such documents.

       (dd) Accuracy of Representations.  No representation or warranty by
            ---------------------------
Buffton, Summatronix or CTI contained in Section 5.1 of this Agreement contains
                                         -----------
or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make any statement contained herein or therein not misleading.

  5.2  Representations and Warranties of Danaher and Buyer.  Danaher and Buyer
       ---------------------------------------------------
jointly and severally represent and warrant to CTI and Buffton that as of the date of this Agreement and as of the Closing Date:

       (a)  Organization and Standing; Power and Authority.
            ----------------------------------------------

                                                    CTI ASSET PURCHASE AGREEMENT

            (i) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to make and perform this Agreement, and to perform the transactions contemplated by this Agreement, and is a wholly owned subsidiary of Danaher.

            (ii) This Agreement and all other agreements and instruments executed and delivered by Buyer in connection herewith, when executed and delivered by Buyer, shall have been duly executed and delivered by Buyer. This Agreement and the transactions and other agreements and instruments contemplated by this Agreement for execution or performance by Buyer have been duly approved by the directors of Buyer (approval of Buyer's stockholders not being required), and constitute the valid and binding obligations of Buyer, enforceable in accordance with their respective terms, subject to the Debtor Relief Laws.

            (iii) Danaher is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to make and perform this Agreement, and to perform the transactions contemplated by this Agreement.

            (iv) This Agreement and all other agreements and instruments to be executed and delivered by Danaher in connection herewith, when executed and delivered, shall have been duly executed and delivered by Danaher. This Agreement and the transactions and other agreements and instruments contemplated by this Agreement for execution or performance by Danaher have been duly approved by the Executive Committee of the board of directors of Danaher (approval of Danaher's board of directors and stockholders not being required), and constitute the valid and binding obligations of Danaher, enforceable in accordance with their respective terms, subject to the Debtor Relief Laws.

       (b)  Certificates of Incorporation and By-Laws.
            -----------------------------------------

            (i) The copies of the Certificate of Incorporation and By-Laws of Danaher, certified by its Secretary and delivered by Danaher to CTI, are true, correct and complete as of the date of this Agreement and have not been amended or modified in any respect.

            (ii) The copies of the Certificate of Incorporation and By-Laws of Buyer, certified by its Secretary and delivered by Buyer to CTI, are true, correct and complete as of the date of this Agreement and have not been amended or modified in any respect.

       (c)  Conflicts; Defaults.
            -------------------

            (i) Neither the execution and delivery of this Agreement and the other agreements and instruments executed in connection herewith by Buyer or Danaher, nor the performance by Buyer or Danaher of the transactions contemplated hereby or thereby, will (A) violate, conflict with, or constitute a default under, any of the terms of Buyer's or Danaher's Certificate of Incorporation or By-Laws, or any provisions of, or result in the acceleration of any obligation under, any contract, sales commitment, license, purchase order, security agreement, mortgage, note, deed, lien, lease, agreement, instrument, order, judgment or decree to which Buyer or Danaher is party or subject, (B) result in the creation or imposition of any Liens in favor of any third person or entity upon any of the assets of Buyer or Danaher, (C) violate any law, statute, judgment, decree, order, rule or regulation of any Governmental Authority, or (D) constitute an event which, after notice or lapse of time or both, would result in such violation, conflict, default, acceleration, or creation or imposition of Liens.

            (ii) Buyer is not, as of the date of this Agreement, in violation of or in default under its Certificate of Incorporation or By-Laws, or any provision of any contract, sales commitment, license, purchase order, security agreement, mortgage, note, deed, lien, lease, agreement, instrument, order, judgment or decree relating to the Business or the Acquired Assets, or by which Buyer is bound or in the payment of any of Buyer's monetary obligations or debts, and, to the best of Buyer's knowledge, there exists no condition or event which, after notice or lapse of time or both, would result in any such violation or default.

                                                    CTI ASSET PURCHASE AGREEMENT

       (d)  Brokers, Finders and Agents.  Buyer is not directly or indirectly
            ---------------------------
obligated to anyone as a broker, finder or in any other similar capacity in connection with this Agreement or the transactions contemplated hereby.

       (e)  Required Consents. Except for any consents or approvals which may be
            -----------------
required by HSR, all consents, approvals, authorizations and other requirements prescribed by any law, rule or regulation, which must be obtained or satisfied by Buyer for the consummation of the transactions contemplated by this Agreement have been obtained and satisfied.

       (f)  Pending Litigation.  To the knowledge of Buyer, no action, suit, or
            ------------------
proceeding is pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge which would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) affect adversely the right of Buyer to own the Acquired Assets and to operate the Business and no written notice of the initiation of any such action, suit or proceeding has been received.

       (g)  Accuracy of Representations.  No representation or warranty by
            ---------------------------
Buyer or Danaher contained in Section 5.2 of this Agreement contains or will
                              -----------
contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make any statement contained herein or therein not misleading.

                   ARTICLE VI. COVENANTS OF CTI AND BUFFTON
                   -----------------------------------------

  6.1  Products Liability Insurance.  Buffton, Summatronix or CTI shall procure
       ----------------------------
and maintain the insurance coverages of the type, in the amounts, of the duration, with the retentions and from the insurance carrier described on
Schedule 6.1 - Post-Closing Insurance Coverages, all of which shall name Buyer
-----------------------------------------------
as an additional insured.

  6.2  Assertion of Claims.  CTI covenants and agrees with Buyer that for the
       -------------------
first 12 months after the Closing Date, it shall give Buyer ten days' prior written notice of its intent to assert any claim against any former customer or supplier of CTI which, at the time of the assertion, is still a customer or supplier of Buyer.

  6.3  Name Change Filings.  At the Closing, CTI shall deliver to Buyer the
       -------------------
documents required to be filed by the Secretary of State of Delaware to amend CTI's Certificate of Incorporation to legally change its name from "Current Technology Inc." to a name which is not confusingly similar to "Current Technology". CTI shall, within 30 days after the Closing, take such action and file such documents as shall be necessary to reflect such name change in all states in which CTI is qualified to do business as a foreign corporation, and shall deliver to Buyer copies of such documents evidencing such name change filings.

  6.4  Maintenance of, and Access to, Records.  After the Closing Date, CTI
       --------------------------------------
shall provide Buyer with access (with an opportunity to make copies at Buyer's expense), during normal business hours, and upon reasonable notice, to all records relating to the Business which are retained by it in accordance with this Agreement (other than records constituting privileged and confidential attorney-client communications or work product). CTI shall preserve and maintain the books and records relating to the Business retained by CTI for at least seven years after the Closing Date or longer if required by IRS guidelines.

  6.5  Cooperation in Litigation.  In the event that a claim is asserted against
       -------------------------
Buyer, or any of its direct or indirect subsidiaries, relating to, based in whole or in part on events or conditions occurring or existing in connection with, or arising out of, the Business as operated by CTI prior to the Closing Date, or the ownership, possession, use or sale of the Acquired Assets prior to the Closing Date, CTI agrees to cooperate with Buyer in the defense of any such claim at Buyer's expense, except to the extent CTI may otherwise be required to indemnify Buyer and bear expenses pursuant to Section 9.2.
                                              -----------

  6.6  Non-Competition.
       ---------------

       (a)  Period and Conduct.  As further consideration for the purchase and
            ------------------
sale of the Acquired Assets and the transactions contemplated by this Agreement, during the period commencing on the Closing Date through and until the date five
(5) years following the Closing Date, CTI, Buffton and their Affiliates (as defined in Section 10.11) shall not, directly or indirectly:
           -------------

                                                    CTI ASSET PURCHASE AGREEMENT

            (i)   in the Prescribed Territory (as defined in Section 6.6(c)),
                                                             --------------
compete with Buyer in the manufacture, production, design, engineering, importation, purchase, marketing, sale, distribution, research or development of any power quality or power protection products the same as, similar to, or having a similar purpose or use to those products manufactured, produced, designed, imported, purchased, marketed, sold, distributed or developed (or being developed) by CTI prior to the Closing or by Buyer after the Closing (collectively, the "Products");
                    --------

            (ii) in the Prescribed Territory, solicit, or accept orders or business of any kind relating to the manufacture, production, design, engineering, importation, purchase, marketing, sale, distribution, research or development of any Products from any customer or active prospect of Buyer, or any former customer of CTI; or

            (iii) use, or incorporate or otherwise create any business organization utilizing, any name which is confusingly similar to the words "Current Technology" or, in the electric and electronic markets, any name which uses the word "Current."

       (b)  Proprietary Information.  As further consideration for the purchase
            -----------------------
and sale of the Acquired Assets and the transactions contemplated by this Agreement, CTI, Buffton and their Affiliates shall never use or disclose any of the know-how, trademarks, service marks, trade names, copyrights, patents, licenses, shop rights, developments, research data, designs, technology, test procedures, processes, formulas, commercial and confidential information (and applications for any of the foregoing and rights therein) or any other intellectual and intangible property rights, inventions (whether or not patentable), discoveries, business methods and trade secrets included in the Acquired Assets, including the intellectual and intangible property rights described on Schedule 1.1(g) - Intellectual Property and the books, records and
             ---------------------------------------
written material described in Section 1.1(e). Notwithstanding the foregoing, (A)
                              --------------
CTI, Buffton and their Affiliates may disclose such information, only if and to
                                                                 --------------
the extent: (i) required by law as evidenced by a written legal opinion
-----------
addressed to Buyer, (ii) required by court order or subpoena (a copy of which shall be provided to Buyer 10 days prior to disclosure), (iii) if necessary in connection with any dispute, controversy or third party litigation involving Buffton, Summatronix or CTI, provided that any such disclosure shall be made in the most limited manner reasonably possible, or (iv) available in the public domain, and (B) Buffton and CTI, and their officers, directors, employees, attorneys and accountants, shall be entitled to utilize and disclose such information for the purpose of preparing and filing returns and reports required by law and for maintenance of corporate records.

       (c)  Prescribed Territory.  CTI, Buffton and their Affiliates shall
            --------------------
refrain from engaging in the activities described in this Section 6.6 during the
                                                          -----------
period specified in Section 6.6(a) in all of the geographic area included in
                    --------------
North, Central and South America and Europe (the "Prescribed Territory").
                                                  --------------------

       (d)  Remedies. Inasmuch as any breach, or failure to comply with, Section
            --------                                                     -------
6.6 of this Agreement will cause serious, substantial and irreparable damage to
---
Buyer, if CTI, Buffton or any of their Affiliates should in any way breach, or fail to comply with, the terms of Section 6.6 of this Agreement, Buyer shall be
                                  -----------
entitled to an injunction restraining CTI, Buffton and their Affiliates from such breach or failure. All remedies expressly provided for herein are cumulative of any and all other remedies now existing at law or in equity. Buyer shall, in addition to the remedies herein provided, be entitled to avail itself of all such other remedies as may now or hereafter exist at law or in equity for compensation, and for the specific enforcement of the covenants contained herein. Resort to any remedy provided for hereunder or provided for by law shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies, or preclude the recovery by Buyer of monetary damages and compensation.

       (e)  Severability.  Each subsection of this Section 6.6 constitutes a
            ------------                           -----------
separate and distinct provision hereof. In the event that any provision of this

Section 6.6 shall finally be determined to be invalid, ineffective or
-----------
unenforceable, every other provision of this Section 6.6 shall remain in full
                                             -----------
force and effect. The invalid, ineffective or unenforceable provision shall, without further action by the parties, be automatically amended to effect the original purpose and intent of the invalid, ineffective or unenforceable provision to the maximum extent enforceable under applicable law; provided,
                                                                  ---------
however,  that such amendment shall apply only with respect to the operation of
-------
such provision in the particular jurisdiction in which such adjudication is made.

  6.7  Non-Solicitation.  During the period commencing on the Closing Date and
       ----------------
through and until the date five (5) years after the Closing Date, Buffton, CTI and their Affiliates shall not, for any reason whatsoever, directly or indirectly, call upon

                                                    CTI ASSET PURCHASE AGREEMENT
or solicit any Covered Employee for the purpose or with the intent of enticing such employee away from or out of the employ of Buyer. As used herein, "Covered
                                                                         -------
Employee" means an employee of CTI on the Closing Date who accepts employment
--------
with Buyer on or promptly after the Closing Date. Buffton will notify each of the general managers of the hotel, restaurants and entertainment facility owned by subsidiaries of Buffton of the foregoing obligation, but Buffton shall have no liability if one of those general managers thereafter solicits a Covered Employee to terminate his or her employment with Buyer if an officer of Buffton did not have prior knowledge of such solicitation. If, during the five-year period following the Closing Date, Buffton or one of its subsidiaries hires a person who is or was a Covered Employee, it will be conclusive evidence that no violation of the first sentence of this paragraph occurred if Buffton or a subsidiary obtains a written statement from the employee in question that he or she has terminated or intends to terminate his or her employment with Buyer and has not been solicited by Buffton or a subsidiary of Buffton to do so, and neither Buffton nor CTI shall have any obligation or liability with respect thereto. Buffton and its subsidiaries may not unreasonably rely on such an employee statement. If Rogers resigns as an employee of Buyer prior to the first anniversary of the Closing Date, Buffton and its subsidiaries agree that they will not employ Rogers as an employee prior to such first anniversary.

  6.8  Limitations on Assignability.  To the extent that any of the contract
       ----------------------------
rights of CTI to be sold, transferred or assigned hereunder are not assignable without the consent of a third party, neither this Agreement, nor any of the instruments or documents executed and delivered in connection herewith or contemplated hereby, shall constitute an assignment or assumption thereof, or attempted assignment or attempted assumption thereof, if such assignment or attempted assignment, or assumption or attempted assumption, would constitute a breach thereof. If CTI has not obtained a consent or approval necessary for the assignment of any contract right to be assigned hereunder, then (except for contracts terminable without penalty on 30 days or less notice, leases of office equipment, contracts not expressly requiring consent and customer purchase orders) CTI shall use commercially reasonable efforts where required by Buyer to obtain such consents and approvals after the Closing, or, at Buyer's request, shall cooperate in any reasonable and mutually acceptable arrangement to provide to Buyer the benefits thereof subject to the performance by Buyer of Seller's obligations arising or to be performed after the Closing thereunder. Nothing contained in this Section 6.8 shall require Buyer to enter into, or to accept as
                  -----------
a substitute for performance by CTI hereunder, any arrangement that would impose any additional cost, expense or liability on Buyer, or that would deprive Buyer of any benefits contemplated by this Agreement.

  6.9  Pre-Closing Operations of CTI.  Except as contemplated by this Agreement
       -----------------------------
or as may be responsive to the transactions contemplated hereby, or as otherwise approved in writing by Danaher, from the date hereof until the Closing Date, CTI will conduct the Business in the ordinary course consistent with past practice. Subject to the foregoing exceptions, from the date hereof until the Closing
Date:

       (a)  Mergers and Sales.  CTI will not merge, consolidate, or enter into a
            -----------------
share exchange with any other corporation or other business entity, acquire any material stock or any material amount of assets of any other corporation or other business entity, sell, lease, license, mortgage, pledge, or otherwise dispose of any material assets, except (i) pursuant to existing contracts or commitments, or (ii) in the ordinary course consistent with past practice;

       (b)  New Commitments.  CTI will not make any commitment or enter into any
            ---------------
contract or agreement that is likely to be, individually or in the aggregate, materially adverse to CTI except in the ordinary course of business consistent with past practice; and

       (c)  Compensation Increase.  CTI will not increase in any manner the
            ---------------------
compensation or fringe benefits of any of its directors or officers, pay any pension or retirement allowance to any directors or officers, or become a party to, amend, or commit itself to any pension, retirement, profit-sharing, welfare benefit plan, or employment agreement with or for the benefit of any director or officer, other than general increases in the compensation of, and the payment of bonuses to, officers in the ordinary course of business consistent with past practice.

  6.10 Access to Records and Information.  From the date hereof until the
       ---------------------------------
Closing Date, Buffton and CTI will, upon reasonable notice, give Danaher and its authorized representatives reasonable access during regular business hours to the offices, properties, books, and records of Buffton and CTI, and will furnish to Danaher and its authorized representatives such financial and operating data and other information as such persons may reasonably request, for the purpose of evaluating changes in the

                                                    CTI ASSET PURCHASE AGREEMENT
financial condition, results of operations, or business of CTI after the date of this Agreement and will instruct Buffton's and CTI's employees, counsel, and financial advisors to cooperate with Danaher in its evaluation. Promptly after the execution of this Agreement, CTI will send a notice to its employees of the execution of this Agreement and request each employee to consent to the disclosure and transfer of his employment and personnel records to Buyer and Danaher.

  6.11 Other Offers.  From the date hereof until the termination of this
       ------------
Agreement, Buffton and CTI will not, and will use all reasonable efforts to cause their officers, directors, employees, and agents not to, directly or indirectly, (i) take any action to solicit or initiate any Company Acquisition Proposal (as defined below) or (ii) engage in negotiations or enter into agreements with any corporation or other business entity with respect to a Company Acquisition Proposal, disclose any nonpublic information relating to Buffton or any of its subsidiaries to, or afford access to the properties, books, or records of Buffton or any of its subsidiaries to, any corporation or other business entity, except to the extent required in accordance with the fiduciary duties of Buffton's Board of Directors under applicable law, as advised by counsel to Buffton, in connection with a Company Acquisition Proposal. For purposes of this Agreement, "Company Acquisition Proposal" means
                                            ----------------------------
any good faith offer or proposal for a merger or other business combination involving Buffton or CTI or the acquisition of any substantial equity interest in, or a substantial portion of the assets of, Buffton or CTI, other than the transactions contemplated by this Agreement other than a transaction involving Buffton which contemplates the consummation of the transactions with Buyer and Danaher provided by this Agreement.

  6.12 Notices of Certain Events.  Buffton will promptly notify Danaher of:
       -------------------------

       (a)  Notice of Third Party that Consent is Required.  Any notice or other
            ----------------------------------------------
communication from any Person alleging that the consent of any third party is or may be required in connection with the transactions contemplated by this Agreement;

       (b)  Notice from Governmental Authority.  Any notice or other
            ----------------------------------
communication from any Governmental Authority in connection with the transactions contemplated by this Agreement;

       (c)  Legal Proceedings.  Any actions, suits, claims, investigations, or
            -----------------
proceedings commenced or, to the knowledge of Buffton, threatened against, relating to, or involving or otherwise affecting Buffton or any of its subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant hereto or that relate to the consummation of the transactions contemplated by this Agreement; and

       (d)  Agreement Default.  Any notice of, or other communication relating
            -----------------
to, a default, or an event that with notice or lapse of time or both would become a default, under any material agreement that is received by Buffton or any of its subsidiaries subsequent to the date of this Agreement.

  6.13 Buffton Stockholders Meeting; Proxy Statement.
       ---------------------------------------------

       (a)  Convene Meeting.  Promptly after the date of this Agreement, Buffton
            ---------------
will take all action necessary in accordance with Delaware Law and with Buffton's Certificate of Incorporation and Bylaws to convene a meeting of its stockholders to approve this Agreement (the "Buffton Stockholders Meeting").
                                             ----------------------------
Buffton will not postpone or adjourn (other than for the absence of a quorum) the Buffton Stockholders Meeting without the consent of Danaher unless (i) the failure to implement such a postponement or adjournment would be inconsistent with the fiduciary duties of the Board of Directors under applicable law, as advised in writing by outside counsel, a copy of which opinion will be provided promptly to Danaher, or (ii) this Agreement is terminated in accordance with

Article XI.  Buffton's Board of Directors will recommend that Buffton's
----------
stockholders approve and adopt this Agreement, and will cause Buffton to use all reasonable efforts to solicit from the stockholders proxies to vote therefor, unless (I) such recommendation would not be consistent with the fiduciary duties of the Board of Directors under applicable law, as advised in writing by outside counsel, a copy of which opinion will be provided promptly to Danaher, or (II) this Agreement is terminated in accordance with Article XI.
                                                ----------

       (b) As promptly as practicable after the execution of this Agreement, Buffton will prepare and file with the SEC preliminary proxy materials relating to the approval and adoption of this Agreement by Buffton's stockholders, will use commercially reasonable efforts to respond to any comments thereon by the SEC's staff, and will file with the SEC revised

                                                    CTI ASSET PURCHASE AGREEMENT
preliminary proxy materials, if appropriate, and definitive proxy materials in a timely manner as required by the rules and regulations of the SEC. As soon as practicable, but in any event within seven (7) days, after the SEC has cleared the Proxy Statement for mailing to stockholders, Buffton will mail such Proxy Statement and exhibits thereto to its stockholders, noticing a meeting not more than 45 days from the date of the mailing. Subject to the last sentence of
Section 6.13(a), the Proxy Statement will include the recommendation of
---------------
Buffton's Board of Directors.

  6.14 HSR Filing.  As soon as reasonably practicable after the execution and
       ----------
delivery of this Agreement, Buffton and Danaher will each prepare and file with the Department of Justice and the Federal Trade Commission the Notification and Report Form of such party required under HSR and regulations of the Federal Trade Commission promulgated thereunder with respect to the transactions contemplated hereby and will use commercially reasonable efforts to respond as promptly as practicable to all requests for additional information or documentation received from the Antitrust Division of the United States Department of Justice or the Federal Trade Commission. Danaher would pay the filing fee required to be paid to the Federal Trade Commission in connection with such filing.

  6.15 Reasonable Efforts.  Subject to the terms and conditions of this
       ------------------
Agreement, each party will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement will use commercially reasonable efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to minimize the effects of such statute. or regulation on the transactions contemplated hereby.

  6.16 Guarantee.  Buffton hereby absolutely, irrevocably and unconditionally
       ----------
guaranties to Buyer the due and punctual performance of each obligation of CTI under this Agreement (after, in the case of CTI's obligations under Article IX, the application of the limitations set forth in Section 9.3) and any other
                                                -----------
agreement entered into pursuant hereto. Each breach or default of any such obligation of CTI shall give rise to a separate claim hereunder, and separate claims or suits may be brought as each such breach or default occurs. Buffton's obligations under this Section 6.16 are primary obligations and not those of a
                       ------------
mere surety. If an obligation of CTI is void, voidable or unenforceable for any reason, Buffton's obligation under this Section 6.16 shall remain unaffected and
                                        ------------
Buffton shall perform CTI's obligation as if Buffton were primarily liable for such performance. Buffton's obligations under this Section 6.16 are continuing
                                                    ------------
obligations and shall not be satisfied, discharged or affected by any intermediate payment or settlement of account by CTI, by a change in the ownership or control of CTI, or by the insolvency, bankruptcy, or winding up (or any analogous proceedings) of CTI. The obligation of Buffton under this Section
                                                                         -------
6.16 shall not be impaired, diminished or otherwise affected by any circumstance
----
whatsoever (with or without knowledge of or notice to Buffton or to Buyer or Danaher) which might in any manner constitute the legal or equitable discharge of a surety or guarantor; it being the intent and purpose hereof that Buffton shall not be entitled to, and does hereby waive, any and all defenses available to guarantors, sureties and other secondary parties at law or in equity.

                  ARTICLE VII.  COVENANTS OF DANAHER AND BUYER
                  --------------------------------------------

  7.1  Maintenance of, and Access to, Records.  Buyer, shall, whenever
       --------------------------------------
reasonably requested by CTI, permit CTI to have access to all business records turned over to Buyer in accordance with this Agreement. Buyer shall preserve and maintain the records relating to the business which are part of the Acquired Assets for at least seven years after the Closing Date or longer if required by IRS guidelines.

  7.2  Cooperation in Litigation.  In the event that a claim is asserted against
       -------------------------
CTI, or any of its direct or indirect subsidiaries, relating to, based in whole or in part on events or conditions occurring or existing in connection with, or arising out of, the Business as operated by Buyer, or the ownership, possession, use or sale of the Acquired Assets by Buyer after the Closing Date, Buyer agrees to fully cooperate with CTI in the defense of any such claim at CTI's expense, except to the extent Buyer may otherwise be required to indemnify CTI and bear expenses pursuant to Section 9.1.
                     -----------

                                                    CTI ASSET PURCHASE AGREEMENT

  7.3  Performance of Product Warranties.
       ----------------------------------

       (a)  Performance of Work by Buyer. Without assuming any liability for the
            ----------------------------
product warranty obligations of CTI (which constitute Retained Liabilities), each calendar year following the Closing, Buyer, at its cost and expense, shall perform the work necessary, provide the replacement products necessary, or allow the credits necessary, to reasonably satisfy claims made by customers under CTI's product warranties if and to the extent the cost (as measured by the
                         --------------------
reimbursable amount described below) of such work, provision of replacement products or allowance of credits, in the aggregate, is less than twenty five thousand dollars ($25,000).

       (b)  Reimbursement Obligations of CTI.  If and to the extent the cost (as
            --------------------------------
measured by the reimbursable amount described in Subsections (i), (ii), (iii)
                                                 ----------------------------
and (iv) of this Section 7.3(b) below) of such work, provision of replacement
    ----         --------------
products or allowance of credits, in the aggregate, is more than twenty five thousand dollars ($25,000) in a calendar year, CTI shall reimburse Buyer for any work performed, any replacement products provided or any allowance of credit, by Buyer, if any, in satisfaction of claims made by customers under CTI's product warranties (only if and to the extent Buyer submits to CTI a written statement describing the work, provision of replacement products and/or allowance of credits and certifying (or providing evidence reasonably satisfactory to CTI) that such work, provision of replacement products or allowance of credits is strictly required by CTI's product warranties). Claims by Buyer for reimbursement from CTI after the $25,000 limit is reached each year shall be submitted monthly by Buyer, along with the aforementioned descriptive statement, certification or evidence, for claims for reimbursement with respect to defective products during the preceding month, and CTI shall be obligated to pay to Buyer the amount to which Buyer is entitled pursuant hereto. The amount reimbursable by CTI to Buyer shall be determined as follows:

            (i) In the case of a replacement product for a defective product that cannot be resold or repaired, such reimbursement shall be the cost of such replacement product reflected on Buyer's finished-goods inventory together with freight costs.

            (ii) In the case of a replacement product for a defective product that can be repaired and resold, such reimbursement shall be the lesser of (a) the actual cost of repair or (b) the cost of such replacement product reflected on Buyer's finished-goods inventory together with freight costs.

            (iii) In the case of work performed in repairing a defective product and returning the product to the customer, such reimbursement shall be the sum of Buyer's material (at cost), 150% of the direct labor costs (but not overhead charges or employee benefit burden), reasonable travel expenses, freight costs and any other reasonable out-of-pocket costs and expenses incurred in connection with such work.

            (iv) In the case of a credit allowance to a customer for a defective product that cannot be repaired and resold, such reimbursement shall be the amount invoiced to the customer.

       Buyer shall not be obligated to do any such work, to provide any such replacement products, or to provide any allowances, and may require prepayment from CTI before doing any such work, providing any such replacement products or allowing any credits.

       (c)  Review of Claims over $2,000 by CTI.  Prior to incurring any expense
            -----------------------------------
(including allowing a credit against an outstanding Account Receivable) in connection with remedying any individual product warranty claim having an estimated reimbursable amount exceeding $2,000, Buyer shall notify CTI in writing of the claim, the proposed remedy and the estimated reimbursable amount of the proposed remedy. CTI shall have the right to review the claim, the proposed remedy and the estimated reimbursable amount thereof and to object in writing to Buyer in any regard thereto. CTI shall provide Buyer with its written objections within five business days of its receipt of Buyer written notice. At least five business days prior to incurring any expense (including allowing a credit against an outstanding Account Receivable) with respect to such claim, Buyer shall notify CTI of its intent with regard to the proposed remedy and any adjustments to the estimated reimbursable amount thereof. CTI's objection to the claim, the proposed remedy and the estimated reimbursable amount thereof shall not relieve CTI of its obligation to reimburse Buyer, provided that the work performed, the provision of replacement products or the allowance of a credit, is strictly required by CTI's product warranties.

                                                    CTI ASSET PURCHASE AGREEMENT

       (d)  CTI Ultimately Liable.  Notwithstanding Buyer's undertaking to
            ---------------------
perform work, to provide replacement products and to allow credits, in the manner provided for in this Section 7.3, CTI shall retain all, and Buyer shall
                            -----------
have no responsibility for any, of CTI's liabilities or obligations relating to or arising out of services rendered or goods sold by CTI prior to the Closing, including product warranty and product liability claims, and claims for refunds, returns, personal injury and property damage, all of which are Retained Liabilities.

  7.4  Guarantee.  Danaher hereby absolutely, irrevocably and unconditionally
       ----------
guarantees to Buffton and CTI the due and punctual performance of each obligation of Buyer under this Agreement and any agreement or document entered into pursuant hereto. Each breach or default of any such obligation of Buyer shall give rise to a separate claim hereunder, and separate claims or suits may be brought as each such breach or default occurs. Danaher's obligations under this Section 7.4 are primary obligations and not those of a mere surety. If an
     -----------
obligation of Buyer is void, voidable or unenforceable for any reason, Danaher's obligation under this Section 7.4 shall remain unaffected and Danaher shall
                      -----------
perform Buyer's obligation as if Danaher were primarily liable for such performance. Danaher's obligations under this Section 7.4 are continuing
                                               -----------
obligations and shall not be satisfied, discharged or affected by any intermediate payment or settlement of account by Buyer, by a change in the ownership or control of Buyer, or by the insolvency, bankruptcy, or winding up (or any analogous proceedings) of Buyer. The obligation of Danaher under this
Section 7.4 shall not be impaired, diminished or otherwise affected by any
-----------
circumstance whatsoever (with or without knowledge of or notice to Danaher or to Buyer) which might in any manner constitute the legal or equitable discharge of a surety or guarantor; it being the intent and purpose hereof that Danaher shall not be entitled to, and does hereby waive, any and all defenses available to guarantors, sureties and other secondary parties at law or in equity.

                  ARTICLE VIII.  CERTAIN ADDITIONAL COVENANTS
                  -------------------------------------------

  8.1  Expenses.  Each party hereto shall bear the legal, accounting and other
       --------
expenses incurred by such party in connection with this Agreement, and the other agreements and transactions contemplated hereby, except that Buyer shall pay the filing fees required to be paid to the Federal Trade Commission ("FTC") and the
                                                                  ---
Department of Justice ("DOJ") in connection with the filings required by the
                        ---
Hart-Scott-Rodino Antitrust Improvement Act. Buffton shall be responsible for the cost of any fairness opinion obtained by Buffton.

  8.2  Bulk Transfer Laws.  Buyer hereby waives compliance by CTI with the laws
       ------------------
of any jurisdiction relating to bulk transfers which may be applicable in connection with the transfer of the Acquired Assets to Buyer.

  8.3  Further Assurances.  From time to time after the Closing Date, upon
       -------------------
request of Buyer and without further consideration, Buffton, Summatronix and CTI shall execute, acknowledge and deliver all such other instruments of sale, assignment, conveyance and transfer and shall take all such other commercially reasonable action required to effectively transfer to and vest in Buyer, and to put Buyer in possession of, all of the Acquired Assets, free and clear of any and all Liens (except Permitted Liens) in accordance with the terms of this Agreement.

  8.4  Public Announcements.  Except for a press release in the form attached
       ---------------------
hereto as Exhibit 8.4 and except for public statements or press releases which
          -----------
the management or board of directors of Buffton or Danaher in good faith believe to be required by law, neither Buffton, Summatronix or CTI on the one hand, nor Buyer or Danaher on the other hand, shall make, or permit any agent or Affiliate to make, any public statement or press release, with respect to this Agreement without the prior written consent of the other parties hereto, which shall not be unreasonably withheld. All contacts and communications with the investment banking community, research analysts and the like and with the press shall be limited to Robert Korman for Buffton, Summatronix and CTI (or any other person designated in writing by Buffton) and Patrick W. Allender for Danaher and Buyer (or any other person designated in writing by Danaher).

                          ARTICLE IX.  INDEMNIFICATION
                          ----------------------------

  9.1  Indemnification by Buyer.  From and after the Closing Date, Buyer shall
       ------------------------
indemnify, defend and hold CTI, Summatronix and Buffton harmless from and against any and all claims, losses, liabilities, damages, costs and expenses (including reasonable attorney's fees to the extent permitted by law) but excluding, except in the case of Third Party Claims (as defined in Section 9.4),
                                                                   -----------
punitive or exemplary damages (collectively, "Losses") that may be incurred by,
                                              ------
or asserted against, CTI or Buffton,

                                                    CTI ASSET PURCHASE AGREEMENT
arising from or related to, directly or indirectly: (a) the failure of Buyer to assume, pay, perform and discharge the Assumed Liabilities, (b) any breach of any representation or warranty of Buyer contained herein, or (c) any breach of any covenant, obligation or agreement of Buyer contained herein.

  9.2  Indemnification by CTI.  From and after the Closing Date, CTI shall
       ----------------------
indemnify, defend and hold Buyer harmless from and against any and all Losses that may be incurred by, or asserted against, Buyer or Danaher, arising from or related to, directly or indirectly: (a) the failure of CTI to assume, pay, perform and discharge the Retained Liabilities, (b) any breach of any representation or warranty of CTI contained herein (unless any breach or facts related thereto is disclosed on a Schedule identified herein, including any supplements to any Schedule delivered by or on behalf of Buffton or CTI to Danaher or Buyer on or prior to the Closing Date), (c) any breach of any covenant, obligation or agreement of CTI contained herein, or (d) any failure to comply with the laws of any jurisdiction relating to bulk transfers which may be applicable in connection with the transfer of the Acquired Assets to Buyer (except to the extent a Loss resulting from non-compliance with bulk transfer laws results from Buyer's failure to satisfy an Assumed Liability).

  9.3  Limitations on CTI's Indemnification.
       ------------------------------------

       (a)  De Minimis Amount.  Except as provided in the immediately following
            -----------------
sentence, CTI and Buffton shall not be required to indemnify, defend or hold Buyer or Danaher harmless pursuant to Sections 9.2 and 6.16 unless and until the
                                      ------------     ----
aggregate amount of all such Losses incurred by Buyer or Danaher, in the aggregate, exceeds $125,000, at which time CTI shall be obligated to indemnify Buyer with respect to the aggregate amount of all such Losses. The limitation provided for in the immediately preceding sentence shall not apply to: (i) Third Party Claims (as defined in Section 10.4(a)), (ii) Losses arising from or
                            ---------------
related to the failure of CTI to assume, pay, perform and discharge the Retained Liabilities, or (iii) Losses arising from or related to any breach of any covenant, obligation or agreement of CTI contained in Sections 1.1, 2.2, 2.3,
                                                      -----------------------
3.3, 3.4, 4.2, Article VI, Section 7.3, and Article VIII.
--------------------------------------      ------------

       (b)  Maximum Liability for Other than Third Party Claims.  Except for
            ---------------------------------------------------
Losses resulting from Third Party Claims, the aggregate liability of Buffton and CTI under this Article IX shall not exceed $25,500,000. The aggregate liability of Buffton and CTI under this Article IX for Losses resulting from Third Party Claims shall not be limited by this Section 9.3(b).
                                    --------------

       (c)  Time Limitation. The right of Buyer to indemnification under Section
            ---------------                                              -------
9.2(b) shall apply only to those claims for indemnification which are given
-----
pursuant hereto on or before the period set forth in Section 10.1 .
                                                             ----
  9.4  Third Party Claims.
       ------------------

       (a)  Notification.  If any third party shall notify any party (the
            ------------
"Indemnified Party") with respect to any matter (a "Third Party Claim") which
------------------                                  -----------------
may give rise to a claim for indemnification against the other party (the

"Indemnifying Party") under this Section 9.4, then the Indemnified Party shall
-------------------              -----------
promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

       (b)  Right of Indemnitor To Defend. The Indemnifying Party shall have the
            -----------------------------
right to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 45 days after a complaint is served against the Indemnified Party that the Indemnifying Party shall indemnify the Indemnified Party from and against the entirety of any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the lndemnifying Party provides the Indemnified Party with evidence acceptable to the Indemnified Party that the Indemnifying Party shall have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing

                                                    CTI ASSET PURCHASE AGREEMENT
business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

       (c)  No Settlement without Consent of Indemnitor.  So long as the
            -------------------------------------------
Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 9.4 (b) above, (A) the Indemnified Party may retain
                -----------
separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party, and (C) the Indemnifying Party may not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party.

       (d)  Rights of Indemnitee if Indemnitor Does Not Defend. In the event any
            --------------------------------------------------
of the conditions in Section 9.4(b) above is or becomes unsatisfied, however,
                     -------------
(A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Party shall reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Party shall remain responsible for any Losses (including any amounts paid in settlement) the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 9.4.
                                             -----------

                           ARTICLE X.  MISCELLANEOUS
                           -------------------------

  10.1 Survival of Representations and Warranties.  The representations and
       ------------------------------------------
warranties of the parties hereto made herein shall not be affected by any information furnished to, or any investigation conducted by, any of them or their representatives in connection with the subject matter of this Agreement, and such representations and warranties shall survive the Closing for the respective periods set forth below:

       (a)  The representations and warranties set forth in Section 5.1(t) and
                                                            --------------
5.1(u) shall survive the Closing until the expiration of the statute of
------
limitations applicable to any claim against Buyer or CTI arising in connection with any breach of any such representations and warranties.

       (b)  The representations and warranties set forth in Section 5.1(g), as
                                                            --------------
they relate to the Irving Lease, shall survive the Closing until the expiration of the term (including any renewal option) of the Irving Lease.

       (c)  The representations and warranties set forth in Section 5.1(f)
                                                            --------------
relating to environmental liabilities shall survive until the longer of one year after the expiration of the Irving Lease (to the extent they relate to that property), ten years or the expiration of the applicable statute of limitations.

       (d) Representations and warranties with respect to title to assets shall not be subject to any contractual limitation on survival.

       (e) All other sections and subsections of this Agreement shall survive the Closing until three (3) years after the Closing Date.

  10.2 Amendments.  This Agreement may be amended only by a writing executed by
       ----------
all of the parties hereto.

  10.3 Entire Agreement.  This Agreement and the other agreements expressly
       ----------------
provided for herein set forth the entire understanding of the parties hereto and supersede all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, between the parties, except the confidentiality agreements dated February 6, 1997 heretofore executed by Danaher, CTI and Buffton.

  10.4 Notices.  Any notice, request or other communication required or
       -------
permitted hereunder shall be in writing and shall be deemed to have been duly given (a) upon receipt if personally delivered or by overnight courier, (b) on the date sent if

                                                    CTI ASSET PURCHASE AGREEMENT
made by facsimile transmission to the party to whom such notice or communication is directed to the facsimile number of such person stated below (or as otherwise provided to or obtained by the sending party) and if followed by a telephone call to such person at the same time to the telephone number stated below (or otherwise provided to or obtained by the sending party) advising such person (or leaving a voice mail for such person) that the facsimile transmission has been sent and a general statement about the contents thereof, or (c) on the fifth business day after being sent by registered or certified mail, return receipt requested, postage prepaid, to the parties at their respective addresses set forth below.

       To CTI:              Buffton Corporation
                            226 Bailey Avenue, Suite 101
                            Fort Worth, Texas 76107
                            Attention: Robert H. McLean
                            (817) 332-4761 (phone)
                            (817) 877-0420 (telefax)

       With a  copy to:     Carter Ferguson
                            McLean & Sanders
                            100 Main Street
                            Fort Worth, Texas 76102
                            (817) 338-1700 (phone)
                            (817) 870-2265 (telefax)

       and a copy to:       Linton E. Barbee
                            Fulbright & Jaworski L.L.P.
                            2200 Ross Avenue, Suite 2800
                            Dallas, Texas 75201
                            (214) 855-8119 (phone)
                            (214) 855-8200 (telefax)

       To Buyer:            Danaher Corporation
                            1250 24th Street, N.W.
                            Washington, D.C.  20037
                            Attn: Daniel L. Comas, Vice President
                            (202) 828-0850  (phone)
                            (202) 828-0860 (telefax)

       and a copy to:       Mark Dewire
                            Wilmer Cutler & Pickering
                            100 Light Street
                            Baltimore, Maryland 21202
                            (410) 986-2830 (phone)
                            (410) 986-2828 (telefax)

Any party by written notice to the other may change the address or the persons to whom notices or copies thereof shall be directed.

  10.5 Counterparts.  This Agreement may be executed in any number of
       ------------
counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

  10.6 Assignment.  This Agreement shall be binding upon and inure to the
       ----------
benefit of the successors and assigns of each party hereto, but no rights, obligations or liabilities hereunder shall be assignable by any party without the prior written consent of the other party.

                                                    CTI ASSET PURCHASE AGREEMENT

  10.7 Waivers.  Any waiver by any party of any violation of, breach of or
       -------
default under any provision of this Agreement or any other agreements provided for herein, by the other party must be in writing and shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement or any other agreements provided for herein.

  10.8 Third Parties.  Nothing expressed or implied herein is intended, or shall
       -------------
be construed, to confer upon or give any person or entity other than Buffton, Summatronix, CTI, Danaher and Buyer, any rights or remedies under or by reason of this Agreement.

  10.9 Schedules.  All Schedules referred to herein are references to the
       ---------
Schedules attached hereto unless stated herein that it is attached or to be attached to the Exhibit Volume. The Schedules attached hereto or to the Exhibit Volume are incorporated herein and shall be part of this Agreement for all purposes. CTI and Buffton reserve the right to unilaterally amend or supplement each such Schedule until the Closing, and Buffton, Summatronix, and CTI shall have no liability for breach of representation or warranty which might exist but for disclosures made in such amendments and supplements; provided that, if
                                                         -------------
Buffton or CTI makes a disclosure subsequent to the execution of this Agreement of a contract, liability, proceeding (or threat thereof), fact or circumstance (collectively, an "Item") which an officer of Buffton or CTI knew about at the
                   ----
date of execution of this Agreement but did not disclose to Danaher or its attorneys, and if such Item or such breach will have a material adverse effect on CTI, the Business or the Acquired Assets, Danaher and Buyer reserve their rights to damages and other remedies, if any, for breach of contract.

  10.10  Headings.  The headings herein are solely for convenience of reference
         --------
and shall not be given any effect in the construction or interpretation of this Agreement.

  10.11  Definition of Affiliate.  For the purposes of this Agreement, the term
         -----------------------
"Affiliate" shall mean any firm or corporation that directly, or indirectly
 ---------
through one or more entities, controls or is controlled by, or is under common control with, the person specified. As used herein, "control", "controls" and "controlled" means the ownership of 50% or more of the voting interests of the firm or corporation in question.

  10.12  Definition of Knowledge.  For the purposes of this Agreement, the term
         ------------------------
"knowledge of CTI" shall mean the knowledge of any of any officers or directors of CTI who has served in that capacity since October 1, 1994.

  10.13  Governing Law.  All issues, claims, disputes or controversies arising
         --------------
out of or related hereto shall be governed by and resolved in accordance with the laws of the State of Delaware, excluding the choice-of-law rules of the State of Delaware.

                            ARTICLE XI.  TERMINATION
                            ------------------------

  11.1 Termination.  This Agreement may be terminated at any time prior to the
       -----------
Closing Date (notwithstanding any approval of this Agreement by Buffton's stockholders) (CTI and Summatronix hereby delegating to Buffton the authority to take actions on their behalf and Buyer hereby delegating to Danaher the authority to take actions on Buyer's behalf):

       (a)  Mutual Consent.  By mutual written consent of Buffton and Danaher:
            --------------

       (b)  No Closing by July 31, 1997.  By either Buffton or Danaher if the
            ---------------------------
Closing has not been consummated by July 31, 1997, provided that the right to terminate this Agreement under this clause (b) will not be available to any party that, at the time of termination, is in material breach of any of its obligations under this Agreement;

       (c)  Failure of a Party To Close.  By Buffton if Buyer fails to close the
            ---------------------------
purchase pursuant hereto and the Buffton stockholders have approved this Agreement, or by Danaher if CTI fails to close the sale pursuant hereto and the Buffton stockholders have approved this Agreement; provided that the right to terminate this Agreement under this clause (c) will not be available to any party that, at the time of termination, is in material breach of any of its obligations under this Agreement;

                                                    CTI ASSET PURCHASE AGREEMENT

       (d)  Illegality.  By either Buffton or Danaher if any applicable domestic
            ----------
law, rule, or regulation makes consummation of the Agreement illegal or if any judgment, injunction, order, or decree of a court or governmental agency or authority of competent jurisdiction restrains or prohibits the consummation of the Agreement, and such judgment, injunction, order, or decree has become final and nonappealable;

       (e)  No Stockholder Approval.  By either Buffton or Danaher if the
            -----------------------
stockholder approvals referred to in Section 6.13 have not been obtained at the
                                     ------------
Buffton Stockholders Meeting;

       (f)  Withdrawal of Recommendation by Buffton Board.  By Danaher if the
            ---------------------------------------------
Board of Directors of Buffton does not publicly recommend in the Proxy Statement or the Buffton Stockholders Meeting that Buffton's stockholders approve and adopt this Agreement, or if the Board of Directors of Buffton withdraws, modifies, or changes such recommendation in any manner adverse to Danaher; or

       (g)  Other Offer.  By Buffton if Buffton receives an unsolicited Company
            -----------
Acquisition Proposal that the Board of Directors of Buffton determines in good faith, after consultation with its legal and financial advisors, is likely to lead to a merger, acquisition, consolidation, or similar transaction that is more favorable to the stockholders of Buffton than the transactions contemplated by this Agreement; provided that, Buffton has provided Danaher with at least five business days notice of the material terms of such Company Acquisition Proposal.

  11.2 Effect of Termination.
       ----------------------

  If this Agreement is terminated pursuant to Section 11.1, no party (or any of
                                              ------------
its directors or officers) will have any liability or further obligation to any other party except (a) that the agreements contained in Section 11.3 will
                                                        ------------
survive the termination hereof, and (b) that nothing herein will relieve any party from liability for any breach of its obligations under this Agreement; provided that, if this Agreement is terminated pursuant to Section 11.1(e)
-------------                                              ---------------
(without any action which would have given a right of Danaher to terminate pursuant to Section 11.1(f)) or if this Agreement is terminated by Buffton
            ---------------
pursuant to Section 11.1(g),the maximum liability, if any, of Buffton, CTI and
            ---------------
Summatronix in the aggregate shall be payment of the $2,000,000 termination fee and Buffton, CTI and Summatronix shall have no other liability of any kind or nature whatsoever.

  11.3 Certain Consequences of Failure To Close.
       ----------------------------------------

       (a)  Buyer Failure To Close if no Material CTI Breach.  If the Buffton
            ------------------------------------------------
stockholders approve this Agreement, and if CTI is ready, willing and lawfully empowered to consummate the sale pursuant hereto, and if no breach of a representation, warranty or obligation of CTI, Summatronix or Buffton exists which will have a material adverse effect on the Business or Acquired Assets, then if Danaher fails to close this Agreement, Danaher shall pay Buffton Two Million Dollars ($2,000,000), which will be payable by delivery of immediately available funds at the time of termination by Buffton following Buyer's failure to close the transactions contemplated by this Agreement.

       (b)  CTI Failure To Close after Stockholder Approval.  If the Buffton
            -----------------------------------------------
stockholders approve this Agreement, and if Buyer is ready, willing and lawfully empowered to consummate the purchase pursuant hereto, and if no breach of a representation, warranty or obligation of Buyer and Danaher exists which will have a material adverse effect on their ability to perform their obligations hereunder, then if CTI fails to close this Agreement, Buffton shall pay Danaher Two Million Dollars ($2,000,000), which will be payable by delivery of immediately available funds at the time of termination by Danaher following CTI's failure to close the transactions contemplated by this Agreement.

       (c)  Termination under 11.1(f) or 11.1(g). If this Agreement is
            -----------------------------------
terminated by Danaher pursuant to Section 11.1(f) or by Buffton pursuant to
                                  --------------
Section 11.1(g), then Buffton shall pay Danaher Two Million Dollars
--------------
($2,000,000), which will be payable by delivery of immediately available funds within three (3) business days after such termination.

       (d)  No Approval by Buffton Stockholders; Sale Within Two Years.  If the
            ----------------------------------------------------------
Buffton Stockholders Meeting has been held but the Buffton stockholders do not approve this Agreement and if this Agreement is terminated in accordance herewith, then Buffton, CTI and Summatronix shall have no liability whatsoever to Buyer or Danaher unless, within 24 months after the date of

                                                    CTI ASSET PURCHASE AGREEMENT
termination of this Agreement, Buffton completes a merger, acquisition, consolidation, or similar transaction relating to all or substantially all of the assets or stock of either Buffton or CTI, in which case Buffton shall pay Danaher Two Million Dollars ($2,000,000), payable at the time of completion of such other transaction.

       (e)  Stockholder Meeting not Held by July 31, 1997; Sale Within Two
            --------------------------------------------------------------
Years. If the Buffton Stockholders Meeting referred to in Section 6.13 has not
-----
been held prior to July 31, 1997 and if this Agreement is terminated in accordance herewith, then Buffton, CTI and Summatronix shall have no liability whatsoever to Buyer or Danaher unless, within 24 months after the date of termination of this Agreement, Buffton completes a merger, acquisition, consolidation, or similar transaction relating to all or substantially all of the assets or stock of either Buffton or CTI, in which case Buffton shall pay Danaher Two Million Dollars ($2,000,000), payable at the time of completion of such other transaction; provided that Danaher reserves its rights to recover damages, if any, for breach of contract, if any.

       (f)  Buyer Failure To Close if CTI in Breach. If CTI is ready, willing
            ---------------------------------------
and lawfully empowered to close this Agreement, and if Buyer fails or refuses to close this Agreement because a state of facts or circumstances disclosed to or discovered by Buyer or Danaher after the date of execution of this Agreement results in a breach of a representation or warranty made by CTI, Summatronix or Buffton as of the date of execution of this Agreement or because CTI, Summatronix or Buffton breaches one of its covenants in Article VI or Article
                                                        ----------    -------
VIII, then CTI, Summatronix and Buffton shall have no liability for payment of
----
any amount to Buyer or Danaher or any other liability whatsoever.


       IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement as of the date first above written.


CURRENT TECHNOLOGY, INC.              BUFFTON CORPORATION


By /s/ Walter D. Rogers, Jr.          By /s/ Robert H. McLean
  ---------------------------------   ------------------------------------------
       Walter D. Rogers, Jr.                 Robert H. McLean
       Its: President                        Its: President


SUMMATRONIX, INC.


By /s/ Robert H. McLean
  --------------------------------
       Robert H. McLean
       Its: President


CTI ACQUISITION CORPORATION           DANAHER CORPORATION


By /s/ James H. Ditkoff               By /s/ James H. Ditkoff
  --------------------------------
  James H. Ditkoff                         James H. Ditkoff
  Its:  Vice President                     Its:  Vice President

                                                    CTI ASSET PURCHASE AGREEMENT
                                                                         Page 30